UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
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Filed by a Party other than the Registrant   ☐
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☒	Definitive Proxy Statement
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BRT APARTMENTS CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

BRT APARTMENTS CORP.
60 Cutter Mill Road
Suite 303
Great Neck, New York 11021
(516) 466-3100
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 10, 2026
The annual meeting of stockholders of BRT Apartments Corp., a Maryland corporation (“we”, “us”, “our”, or the “Company”) will be held at our offices, located at 60 Cutter Mill Road, Suite 303, Great Neck, NY on Wednesday, June 10, 2026, at 9:00 a.m., local time, to consider and vote on the following matters:
1.	The election of four Class III Directors, each to serve until the 2029 Annual Meeting of Stockholders and until his or her successor is duly elected and qualifies;
2.	A proposal to approve, by non-binding vote, executive compensation for 2025, as more fully described in the accompanying proxy statement;
3.	A proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2026;
4.	A proposal to approve the BRT Apartments Corp. 2026 Incentive Plan; and
5.	Any other business properly brought before the meeting.
The Board of Directors recommends that you vote “FOR” the election of each of the nominees listed in the accompanying proxy statement, “FOR” proposal 2 to approve executive compensation for 2025, “FOR” proposal 3 to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2026, and “FOR” proposal 4 to approve the BRT Apartments Corp. 2026 Incentive Plan.
Holders of record of our common stock at the close of business on March 16, 2026, are entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.
It is important that your shares be represented and voted at the meeting. To assure that your vote will be counted, please complete, date and sign the enclosed proxy card and return it in the enclosed prepaid envelope, whether or not you plan to attend the meeting. Most stockholders can also vote by telephone or via the internet. Telephone and internet voting information is provided on the accompanying proxy card. Your proxy may be revoked in the manner described in the accompanying proxy statement at any time before it has been voted at the meeting.

By order of the Board of Directors

S. Asher Gaffney

Vice President and Corporate Secretary

Great Neck, New York
April 20, 2026

BRT APARTMENTS CORP.
PROXY STATEMENT
GENERAL
Our Board of Directors is furnishing you with this proxy statement to solicit proxies on its behalf to be voted at the 2026 annual meeting of stockholders of BRT Apartments Corp. The meeting will be at our offices, 60 Cutter Mill Road, Suite 303, Great Neck, New York, at 9:00 a.m., local time, on Wednesday, June 10, 2026. Our telephone number is (516) 466-3100.The proxies will be voted at the meeting and at any adjournments or postponements of the meeting. All properly executed proxy cards, and all properly completed proxies submitted by telephone or by the internet, that are delivered pursuant to this solicitation, will be voted at the meeting in accordance with your directions, unless the proxy is properly revoked before the meeting.
In this proxy statement, we refer to BRT Apartments Corp. as “BRT,” “we,” “our,” “us,” “our company,” to our Board of Directors as the “board of directors”, “Board”, or “board”, and to our shares of common stock as “common stock” or “shares.”
QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING
What is the purpose of the annual meeting?
At our annual meeting, stockholders will consider and vote on the following matters:
•	the election of four Class III directors, each to hold office until the 2029 annual meeting and until their respective successors are duly elected and qualify;
•	a non-binding advisory vote on executive compensation, which we refer to as the “Say-on-Pay Proposal”;
•
the ratification of the appointment of Ernst &Young LLP as our independent registered public accounting firm for the year ending December 31, 2026, which we refer to as the “E&Y Ratification Proposal”;

•	the proposal to approve the BRT Apartments Corp. 2026 Incentive Plan, which we refer to as the “Plan” or the “2026 Incentive Plan”; and
•	such other matters as may properly come before the meeting.
How does the Board recommend I vote at the Annual Meeting?
Our Board recommends that you vote:
•	“FOR” the election of each of the nominees listed in this proxy statement as a director (each, a “nominee” and collectively, the “nominees”);
•	“FOR” the Say-on-Pay Proposal;
•	“FOR” the E&Y Ratification Proposal; and
•	“FOR” the proposal to approve the 2026 Incentive Plan.
The persons named as proxies will vote in their discretion or any other matter properly brought before the annual meeting.
Who is entitled to vote?
We are mailing this proxy statement on or about April 23, 2026 to holders of record of our common stock as of the close of business on March 16, 2026, which we refer to as the “record date”. The record date was established by our board. Stockholders of record as of the close of business on the record date are entitled to notice of and to vote their shares at the meeting. At the close of business on the record date, there were 18,983,013 shares of common stock outstanding and entitled to vote. Each outstanding share of common stock entitles the holder to cast one vote on each director to be elected and each other matter to be considered at the meeting. Shares of our common stock constitute our only outstanding class of voting securities and will vote as a single class on all matters to be considered at the annual meeting.
What constitutes a quorum?
A quorum is the presence in person or by proxy of stockholders entitled to cast a majority of the votes entitled to be cast at the meeting on any matter. In order to carry on the business at the meeting, holders of a majority of our outstanding shares must be present in person or by proxy. This means that at least 9,491,507 shares of common stock must be present at the meeting, either in person or by proxy, to constitute a quorum. Generally, action cannot be taken at the meeting unless a quorum is present.
Abstentions and brokers non-votes, as described herein, will be considered present for the purpose of determining the presence of a quorum.
How do I vote?
If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, which we refer to as “Equiniti”, you are considered the stockholder of record with respect to those shares and the proxy card was sent directly to you by the transfer agent. In that case, you may instruct the proxy holders named in the proxy card how to vote your shares of common stock in one of the following ways:
•	Vote online. You may vote online at www.voteproxy.com. To vote online, you must have your control number provided in the proxy card.
•	Vote by telephone. You may vote by telephone by calling 1-800-PROXIES (1-800-776-9437). To vote by telephone, you must have the control number provided in your proxy card.
•	Vote by regular mail. If you would like to vote by mail, please mark, sign and date your proxy card and return it promptly in the postage-paid envelope provided.
•	Vote by attending the meeting in person.
Proxies submitted over the internet, by telephone or by mail must be received by 11:59 p.m. New York City time, on June 9, 2026. If you vote by telephone or via the internet, it is not necessary to return your proxy card.
If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization (collectively, an “Agent”), then you are the beneficial owner of shares held in “street name,” and a voting instruction form was forwarded to you by your Agent. As a beneficial owner, you have the right to instruct your Agent on how to vote the shares held in your account. You should instruct your Agent how to vote your shares by following the voting instructions provided by the Agent. If you wish to vote in person at the annual meeting, you must obtain a legal proxy from your Agent.
How will my shares be voted?
If you are a stockholder of record as of the close of business on the record date and you do not mark any selections but return the signed and dated proxy card, your shares will be voted by the proxies named on the proxy card “FOR” each of the nominees listed in this proxy statement, “FOR” the approval of the Say-on-Pay Proposal, “FOR” the approval of the E&Y Ratification Proposal, and “FOR” the proposal to approve the 2026 Incentive Plan.
If you are a stockholder of record as of the close of business on the record date and you return the signed and dated proxy card, the proxy holders may vote in their discretion with respect to any other matters that properly come before the meeting. If any nominee named in this proxy statement is unwilling or unable to serve as a director, our board may nominate another individual for election as a director at the annual meeting, and the persons named as proxy holders will vote “FOR” the election of any substitute nominee.
If you are a stockholder of record as of the close of business on the record date and you wish to name as a proxy someone other than the proxies named on the proxy card, you may do so by crossing out the name of the designated proxies and inserting the name of another person. In that case, it will be necessary to sign the proxy card and deliver it to the person so named and for the person so named to be present at and vote at the meeting with the properly executed and marked proxy card. Proxy cards so marked should not be mailed to us or to Equiniti.

If my shares are held in “street name” by my Agent, will the Agent vote my shares without specific instructions from me?
Not in most circumstances. In the absence of your voting instructions, your Agent may only vote your shares in its discretion on “routine matters” — your Agent may not vote your shares on proposals that are not “routine.” We believe that the E&Y Ratification Proposal is a routine matter on which your Agent can vote on your behalf if you do not furnish voting instructions. All of the other proposals may be considered non-routine matters so your Agent may not be entitled to vote your shares on these proposals without your instructions. A broker non-vote occurs when an Agent does not vote on a particular proposal because the Agent does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner. If you hold your shares in street name and do not give your Agent specific voting instructions on the election of directors, the Say-on-Pay Proposal and the proposal to approve the 2026 Incentive Plan, your shares will not be voted on such proposals, and a broker non-vote will occur. If your shares are held in “street name” by your Agent, you should follow the directions provided by your Agent in order to instruct them to how to vote your shares.
Is my vote important?
If you do not submit a proxy or vote in person at the annual meeting, it may be more difficult for us to obtain the necessary quorum to hold the annual meeting.
How many votes are needed to approve each of the proposals assuming that a quorum is present at the annual meeting?
The affirmative vote of a majority of the total votes cast “for” and “against” as to a nominee is required for the election of such nominee as director. Abstentions, if any, and broker non-votes, will not be counted as votes cast and will have no effect on the results of the election of any director.
The affirmative vote of a majority of all of the votes cast on the Say-on-Pay Proposal and the E&Y Ratification Proposal are required for approval of such proposal. For purposes of such votes, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the results of the votes on each such proposal. Agents are not prohibited from voting shares held in street name in their discretion on the E&Y Ratification Proposal, and we do not expect to receive any broker non-votes on this proposal.
The affirmative vote of a majority of the votes cast on the proposal to approve the Plan is required for its approval. Abstentions will have the effect of a vote against the Plan, but broker non-votes will not have any impact on such proposal.
Although the Say-on-Pay Proposal is advisory and not binding on the Board or us in any way, the Compensation Committee and the Board will review the results of the vote and will consider our stockholders’ concerns and take them into account in future determinations with respect to this matter.
Who will count the vote?
A representative of our transfer agent, Equiniti, or another person designated by or at the direction of our board, will tabulate the votes and act as inspector of elections.
Can I revoke my proxy before it is exercised?
If you hold stock directly in your name, you can revoke your proxy at any time before it is voted at the annual meeting by filing a written revocation with our Office of the Corporate Secretary, or delivering to Equiniti a properly executed proxy bearing a later date. You may also revoke your proxy with a timely and valid later telephone or Internet vote or by attending the meeting and voting in person. If not so revoked, the shares represented by such proxy will be voted.
If your shares are held in the name of an Agent, you must contact the Agent and comply with its procedures if you want to revoke or change the instructions that you previously provided to the Agent. Attendance at the meeting will not by itself automatically revoke a previously granted proxy.
Who is soliciting my vote and who pays the cost?
We are soliciting proxies and will pay the entire cost of soliciting proxies, including preparing and mailing this proxy statement and related soliciting materials. In addition to the solicitation of proxies by mail and through our and our affiliates full-time and part-time employees, we will request Agents and other stockholders of record to forward copies of the proxy statement and other soliciting materials to persons for whom they hold shares and to request instruction on how to vote the shares. We will reimburse such record holders for their reasonable out-of-pocket expenses in forwarding proxies and proxy materials to stockholders. We have retained DF King for a fee of $8,000 and the reimbursement of certain expenses, to aid in the solicitation of proxies from our stockholders. To the extent necessary in order to ensure sufficient representation at the meeting, and the approval of the proposals to be submitted to stockholders for their approval at the meeting, we or our proxy solicitor may solicit the return of proxies by personal interview, mail, telephone, facsimile, Internet or other means of communication or electronic transmission. We urge you to send in your proxy without delay.
What is householding?
Stockholders who share the same address and last name may receive only one copy of the proxy materials unless we, in the case of stockholders of record, or such stockholder’s broker, bank or nominee, in the case of stockholders whose shares are held in street name, receive contrary instructions. This practice, known as “householding,” is designed to reduce printing and mailing costs. Stockholders desiring to discontinue householding and receive a separate copy of the proxy materials, may (1) if their shares are held in street name, notify their broker, bank or nominee or (2) if they are stockholders of record, direct a written request to: BRT Apartments Corp., 60 Cutter Mill Road, Suite 303, Great Neck, NY 11021, Attn: Office of the Corporate Secretary.
When are stockholder proposals due for the 2027 annual meeting?
We expect that our 2027 annual meeting of stockholders will be held in June 2027.
Our bylaws require that we be given advance written notice of nominations for election to our board and other matters which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in our proxy materials in accordance with Rule 14a-8(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Office of the Corporate Secretary must receive such notice, as well as the information and other materials required by our bylaws, at our principal executive office not later than 5:00 PM, Eastern Time, on December 24, 2026 and no earlier than November 24, 2026 for matters or nominations to be properly presented at the 2027 annual meeting of our stockholders.
Stockholders who wish to have proposals considered for inclusion in the proxy statement and form of proxy for our 2027 annual meeting pursuant to Rule 14a-8 under the Exchange Act must cause their proposals to be received in writing by the Office of the Corporate Secretary at the address set forth on the cover page of this proxy statement no later than December 24, 2026. Any proposal should be addressed to the Office of the Corporate Secretary and may be included in next year’s proxy materials for our 2027 annual meeting of stockholders only if such proposal complies with the rules and regulations promulgated by the Securities and Exchange Commission, which we refer to as the “SEC.” We are not required to include in our proxy statement or our proxy card relating to any annual meeting any nominee for director or stockholder proposal that does not meet all of the requirements for inclusion established by the SEC.
What other information about us is available?
Stockholders can call (516) 466-3100 or write to us at 60 Cutter Mill Road, Suite 303, Great Neck, NY 11021, Attention: Office of the Corporate Secretary, to request a copy of our Annual Report on Form 10-K for the year ended December 31, 2025. This and other important information about us is also available on our web site which is located at www.brtapartments.com. Our Annual Report to Stockholders for the year ended December 31, 2025 (the “Annual Report”) accompanies this proxy statement.

GOVERNANCE OF OUR COMPANY
General
Our business, property and affairs are managed by or under the direction of our board and its committees. Directors are kept informed about our business through discussions with our chairman, our chief executive officer and our other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. During 2025, the board held four meetings, and each director attended at least 75% of the aggregate number of meetings of the board and all committees on which such director served during such year. We typically schedule a board meeting in conjunction with our annual meeting of stockholders and encourage our directors to attend such meeting — 64% of our directors attended our 2025 annual meeting of stockholders.
Leadership Structure
Our company is led by Israel Rosenzweig, Chairman of our Board, whom we refer to as our Chairman, and Jeffrey A. Gould, President and Chief Executive Officer, whom we refer to as our Chief Executive Officer. Jeffrey A. Rubin has been designated by the board of directors as its “Independent Lead Director.” Among other things, the Independent Lead Director presides over, and proposes the topics to be discussed at, executive sessions of the independent directors, recommends to the chairman of the board matters to be considered and materials to be reviewed by the board, participates in meetings of the committees of the board, serves as an independent point of contact for stockholders desiring to communicate with the board and performs such other duties and responsibilities as are assigned to him by a majority of the non-management directors.
Risk Oversight
Management is responsible for the day-to-day management of risks we face. Our board has overall responsibility for overseeing risk management with a focus on the more significant risks facing us. Our audit committee oversees risk policies and processes related to our financial statements, financial reporting processes and liquidity risk, and other risks presented to it from time-to-time by management; our nominating and corporate governance committee, which we refer to as the “nominating committee,” oversees corporate governance risks; and our compensation committee oversees risks relating to the compensation of our full-time executive officers.
A portion of each quarterly meeting of the audit committee is devoted to reviewing the status of our properties and other matters (including related party transactions) which might have a material adverse impact on current or future operations. An executive officer reports to the committee regarding the activities of our disclosure controls and procedures committee – this committee is comprised primarily of the individuals responsible for our financial and regulatory reporting, meets approximately four times a year and is responsible for identifying areas of risk and in particular, risks with respect to disclosure controls and internal controls over financial reporting. In addition, an executive officer, our internal auditor and the independent registered public accounting firm reviewing or auditing, as the case may be, our financial statements, reports or is available to report, to the committee with respect to our compliance with our internal control policies in order to ascertain that no failures of a material nature have occurred. This process assists the audit committee in overseeing the risks related to our financial statements and the financial reporting process.
At board meetings, the directors review significant risk issues brought to their attention by management and committees of the board.
Our compensation committee, among other things, reviews our incentive compensation arrangements to ensure that such arrangements do not encourage unnecessary risk taking. The compensation committee believes that the compensation programs which are in place do not give rise to any risk that is reasonably likely to have a material adverse effect on us.
Code of Business Conduct and Ethics
We have adopted an amended and restated code of business conduct and ethics, which we refer to as the “Conduct Code”, that applies to directors, officers and employees of ours and certain of our affiliates. The Conduct Code covers a variety of topics, including conflicts of interest, confidentiality of information, and compliance with laws and regulations. See “Additional Information and Notice of Internet Availability of Proxy Materials” to obtain access to, or copies of, our Conduct Code. During 2025, there were no waivers of the provisions of the Conduct Code with respect to any of the persons subject thereto. We will post any amendments to, or waivers of, the Conduct Code on our website.

Insider Trading Policies and Procedures
We have adopted insider trading policies and procedures governing the purchase, sale and other transactions in our securities by us and our directors, officers, employees, and certain other persons, that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable requirements of the NYSE.
Clawbacks
We maintain a policy required by the rules of NYSE providing that, subject to certain exemptions provided by the NYSE rules, if we are required to restate our financial results due to material noncompliance with financial reporting requirements under the securities laws, the compensation committee will seek recovery of any cash or equity-based incentive compensation (including vested and unvested equity) paid or awarded to the executive officer, to the extent the compensation was based on erroneous financial data and exceeded what would have been paid under the restatement.
In addition, we are entitled to clawback or obtain reimbursement of an executive’s compensation under the following circumstances:
•
in the event we are required to restate our financial statements due to our material non-compliance, as a result of misconduct, with any financial reporting requirement under the securities laws, our chief executive officer and chief financial officer are required to reimburse us for (i) any bonus or other incentive based compensation or equity based compensation they receive from us during the 12 months following the initial public issuance of the financial document embodying such financial reporting requirement and (ii) profits from the sale of our common stock during such 12 months;

•
if an executive officer’s relationship with us is terminated for cause (e.g., insubordination, dishonesty, incompetence, moral turpitude, the refusal to perform such person’s duties and responsibilities and other misconduct of any kind, as determined by the compensation committee) then (i) all options (except to the extent exercised) immediately terminate and (ii) the officer’s rights to all restricted stock, restricted stock units (“RSUs”) and performance share awards (except to the extent such awards have vested) are forfeited immediately; and

•	in accordance with any additional claw-back policy implemented by us, whether implemented prior to or after the grant of an award pursuant to our equity incentive plans.
Policy Prohibiting Hedging of Our Securities
The board believes that transactions in our securities engaged in by Covered Persons (as defined below) (i) that are designed to hedge (i.e., eliminate or reduce), the risks of ownership of our securities, or (ii) allow for the profit from any decrease in the value of our securities, are inappropriate.
Accordingly, the board has adopted an anti-hedging policy that applies to transactions in securities by directors, officers, employees, persons performing services pursuant to our shared services agreement and certain relatives of the foregoing (collectively, the “Covered Persons”). (See “Executive Compensation – General – Background” and “Certain Relationships and Related Transactions – Related Party Transactions – Shared Services Agreement” for information regarding the shared services agreement). Under the policy, Covered Persons are prohibited from:
•	engaging in short sale transactions in our securities,
•	engaging in hedging or monetizing transactions through transactions in our securities or through the use of financial instruments designed for such purposes,
•	engaging in any transaction in securities where a reasonable investor would conclude that such transaction is for short-term gain or is speculative, and
•
owning financial instruments (other than those issued by us) or participating in investment strategies that represent a direct or indirect hedge of the economic risk of owning our securities or any other that give the holder any rights to acquire any such securities.

Stock Ownership Guidelines
Because we believe that the ownership by our named executive officers and non-employee directors of a meaningful financial stake in us serves to align their interests with those of our stockholders, we adopted stock ownership guidelines. Our guidelines reflect that the individuals identified below should own shares of common stock with a value not less than:

Title	Minimum Ownership Requirement
Chief Executive Officer	4 times current base salary
Full-Time NEO	2 times current base salary
Part-Time NEO	2 times allocated base salary
Non-Management Directors	3 times annual base retainer

All shares deemed to be beneficially owned as determined under Rule 13d-3 promulgated pursuant to the Exchange Act (including shares as to which beneficial ownership is disclaimed), are counted towards meeting the guidelines. The individuals subject to these guidelines generally have five years from the date they assume such title to achieve the requisite ownership, which will be measured as of December 31 of each year. The stock price used in determining satisfaction of the guidelines is the most favorable price during the two years ending on the December 31 measurement date. “Allocated base salary” refers to the amount reflected in the salary column of the summary compensation table of our proxy statement for the preceding year. See “Executive Compensation – General – Background.”As of December 31, 2025, all those subject to these guidelines were in compliance therewith.
Committees of the Board
Our board has three standing committees: audit, compensation and nominating. The board has adopted charters for these committees which require that they be comprised of at least three independent directors and, in the case of the audit committee, also requires that at least one member of such committee qualify as a “financial expert.” All of the members of each committee were independent during their period of service on such committee and in the case of the audit committee, each such member was also financially literate. The board has also adopted corporate governance guidelines that address the make-up and functioning of the board and its committees. See “Additional Information and Notice of Internet Availability” to obtain access for or copies of our corporate governance guidelines and committee charters.
The table below provides membership and meeting information for each of our committees for 2025:

Name	Audit	Compensation	Nominating
Carol Cicero			✔
Alan H. Ginsburg		✔
Louis C. Grassi	Chair(1)		✔
Gary Hurand	✔		Chair
Jeffrey Rubin		Chair
Jonathan H. Simon		✔
Elie Y. Weiss	✔
Number of Meetings	4	6	2

(1)	Audit committee financial expert.
Audit Committee
This committee is responsible for assisting the board in overseeing, among other things, (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) our independent registered public accounting firm’s qualification and independence, (iv) the performance of our independent registered public accounting firm, (v) the performance of the accounting firm performing our internal control audit function, (vi) its responsibilities described under “— Risk Oversight,” and (vii) the preparation of the audit committee report required by the SEC for inclusion in this proxy statement. This committee is also responsible for the selection and engagement of our independent registered public accounting firm, for approving the fees payable to such firm, and for approving related party transactions (including the amounts allocated pursuant to the shared services agreement).

Compensation Committee
This committee (i) determines the base salary, annual bonus and perquisites paid to our full-time executive officers, the fees paid to our directors, the fees for the Services (as described in “Executive Compensation – Compensation Setting Process – Part Time Executive Officers – Services”), the grant of awards pursuant to our equity based plans and (ii) performs the risk oversight function described in “ — Risk Oversight.”
Nominating Committee
This committee’s principal responsibilities include proposing a slate of nominees for election to the board at the annual meeting of stockholders, recommending committee assignments to the board of directors, making recommendations with respect to the independence of each director and nominee for directors, identifying and recommending candidates to fill vacancies on the board or committees thereof, overseeing board performance evaluations, proposing a slate of officers for election at the annual meeting of the board, overseeing compliance with our stock ownership guidelines, monitoring and recommending changes to our corporate governance guidelines, and its risk oversight responsibilities described in “ — Risk Oversight.”
Director Qualifications
The board believes that it should be comprised of directors with complementary backgrounds, and that directors should, at a minimum, have expertise that may be useful to us. Our nominating committee considers the personal and professional attributes and the business experience of each candidate for director to promote diversity of expertise and experience among our directors. Additionally, directors should possess the highest personal and professional ethics and should be willing and able to devote the required amount of time to our business.
When considering candidates for director, the nominating committee will take into account various factors, including the following:
•	the candidate’s ability to qualify as an independent director;
•	whether the candidate has relevant business experience;
•	the candidate’s judgment, skill, integrity and reputation;
•	whether the candidate has a background in accounting or finance or other skills deemed relevant by the board; and
•	the size and composition of the existing board.
The nominating committee will consider candidates for director suggested by stockholders, applying the criteria for candidates described above, and considering the additional information referred to below. Stockholders wishing to suggest a candidate for nomination for election as a director should write to the Office of the Corporate Secretary and include:
•	a statement that the writer is a stockholder and is proposing a candidate for consideration by the committee;
•	the name of and contact information for the candidate;
•	a statement of the candidate’s business and educational experience;
•	information regarding each of the factors listed above sufficient to enable the committee to evaluate the candidate;
•	a statement detailing any relationship between the candidate and any of our competitors;
•	detailed information about any relationship or understanding between the proposing stockholder and the candidate; and
•	a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.
When seeking candidates for director, the nominating committee may solicit suggestions from management, incumbent directors or others. The committee or its chairperson will interview a candidate if it is believed the candidate might be suitable to be a director. The nominating committee may also ask the candidate to meet with management.

The nominating committee generally intends to recommend that the Board nominate incumbent directors who the committee believes will continue to make important contributions to us, inasmuch as the committee believes that the continuing service of qualified incumbents promotes stability and continuity, giving us the benefit of the familiarity and insight into our affairs that such directors have accumulated during their tenure, while contributing to the board’s ability to work as a collective body.
Independence of Directors
Our Board affirmatively determined that for the purposes of the corporate governance requirements of the New York Stock Exchange and applicable SEC requirements, each of (i) Carol Cicero, Alan H. Ginsburg, Louis C. Grassi, Gary Hurand, Jeffrey Rubin, Jonathan H. Simon and Elie Y. Weiss, constituting approximately 64% of our directors, and (ii) the members of our audit, compensation and nominating committees, are independent. The Board based these determinations primarily on a review of the responses of our directors to questions regarding employment and compensation history, affiliations and family and other relationships, discussions with directors and relevant facts and circumstances provided to management of any relationships bearing on the independence of a director.
In evaluating independence, the board applied the independence standards of Sections 303A.01 and 303A.02 of the New York Stock Exchange Listed Company Manual (the “NYSE Manual”), as well as our categorical independence standard included in our corporate governance guidelines. The board also applied, with respect to the: (i) audit committee, the independence standards imposed by Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 303A.07(a) of the NYSE Manual, and (ii) compensation committee, the independence standards imposed by Rule 10C-1 promulgated under the Exchange Act and Section 303A.02(a)(ii) of the NYSE Manual. See “Additional Information and Notice of Internet Availability of Proxy Materials” for information about accessing our corporate governance guidelines.
In evaluating Gary Hurand’s independence, the Board was aware that a family entity in which his wife has a significant interest owns a preferred limited partnership interest in Gould Investors L.P. with a stated redemption value of approximately $2.9 million and that several of Mr. Hurand’s family members and their affiliates have invested and/or committed to invest an aggregate of approximately $2.0 million in investment funds managed by affiliates of Gould Investors. In concluding that Mr. Hurand is independent, the Board took into account, among other things, the limited voting rights associated with these interests and that no member of the Hurand family, including Mr. Hurand, has any management involvement in Gould Investors. See “Certain Relationships and Related Transactions” for more information about Gould Investors.
Compensation of Directors
The following table sets forth the cash compensation payable to Israel Rosenzweig, Chairman of our Board, and our non-management directors, for their service on the board and its committees in 2025:

		Committee
	Board	Audit	Compensation	Nominating
Annual retainer	$23,000	$5,750	$4,600	$3,450
Presence in-person at meeting	1,450	1,150	1,150	1,150
Presence by telephone at meeting	875	875	875	875
Chairman’s annual retainer	282,225(1)	14,500(2)	14,500(2)	4,600(2)
Independent lead director’s annual retainer	10,000	—	—	—

(1)
Reflects the compensation paid to Israel Rosenzweig, a management director, for his service as chairman of our board. See “Executive Compensation—Chairman of the Board’s Compensation” and “Certain Relationships and Related Transactions.”

(2)	The committee chairman receives the annual retainers for serving on the committee and as chairman of such committee.
In addition, on an annual basis, non-management directors are awarded shares of restricted stock. The restricted stock has a five-year vesting period, subject to acceleration upon the occurrence of specified events, during which the holder is entitled to vote and receive distributions, if any, on such shares. In 2025 and 2026, each non-management director was issued 4,250 shares of restricted stock. Non-management directors who reside outside of the local area in which our executive office is located are reimbursed for travel expenses incurred in attending Board and committee meetings.

The following table sets forth the cash and non-cash compensation payable to our directors for their service in such capacity in 2025, all of whom, except for Israel Rosenzweig, are non-management directors:

	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Carol Cicero	31,675	72,335	104,010
Alan Ginsburg	34,600	72,335	106,935
Louis C. Grassi	55,100	72,335	127,435
Gary Hurand	43,800	72,335	116,135
Israel Rosenzweig	282,225(3)	155,866(4)	438,090
Jeffrey Rubin	59,975	72,335	132,310
Jonathan H. Simon	37,200	72,335	109,535
Elie Y. Weiss	35,450	72,335	107,785

(1)	See “Executive Compensation—Summary Compensation Table” and “Certain Relationships and Related Transactions” for information regarding the compensation paid to management directors.
(2)
Represents the aggregate grant date fair value of the awards granted in 2025 computed in accordance with Accounting Standards Codification Topic 718 – Stock Compensation, which we refer to as “ASC 718”. These amounts reflect our accounting expense and do not correspond to the actual value that will be realized by these directors.

(3)
Reflects the retainer paid for serving as Chairman of the Board. Excludes fees for Services of $43,840 for 2025. See “Executive Compensation—General” and “Certain Relationships and Related Transactions.”

(4)
Reflects the grant date fair value of 2,202 shares of restricted stock and 10,500 shares subject to restricted stock units, which we refer to as RSUs (excluding the peer group adjustment as described in “Executive Compensation – Grant of Plan Based Awards”) that vest in three-years subject to the satisfaction of performance and/or market conditions.

The table below shows the aggregate number of unvested stock awards held by the named directors and the value thereof as of December 31, 2025:

Name	Unvested Stock Awards (#)	Market Value of Unvested Stock Awards ($)(1)
Carol Cicero	12,450(2)	183,015
Alan H. Ginsburg	20,550(2)	302,085
Louis C. Grassi	20,550(2)	302,085
Gary Hurand	20,550(2)	302,085
Israel Rosenzweig	55,928(3)	822,142
Jeffrey Rubin	20,550(2)	302,085
Jonathan H. Simon	20,550(2)	302,085
Elie Y. Weiss	20,550(2)	302,085

(1)	The closing price on the NYSE on December 31, 2025 for a share of our common stock was $14.70.
(2)
In January 2026, 2027, 2028, 2029 and 2030, 4,000 shares, 4,100 shares, 4,100 shares, 4,100 and 4,250 shares are scheduled to vest, respectively, other than with respect to Ms. Cicero, who is entitled to the shares vesting in 2028 and thereafter.

(3)
In January 2026, June 2026, and January 2027, 2028, 2029 and 2030, the following shares of restricted stock are scheduled to vest: 2,803 shares, 12,000 shares, 2,734 shares, 2,581 shares, 2,108 shares and 2,202 shares, respectively. In each of June 2026, 2027, and 2028, 10,500 shares (excluding the peer group adjustment), underlying RSUs are scheduled to vest, subject to the satisfaction of market and/or performance conditions. RSUs include dividend equivalents rights. See “Executive Compensation – Components of Executive Compensation—Long-Term Equity and Long-Term Equity Incentive Awards”, “Executive Compensation–Outstanding Equity Awards at Fiscal Year-End” and note 11 of our consolidated financial statements included in our Annual Report.

Non-Management Director Executive Sessions
In accordance with New York Stock Exchange listing standards, our non-management directors meet regularly in executive sessions without management and our independent lead director presides over such sessions.

Communications with Directors
Stockholders and interested persons who want to communicate with our board or any individual director can write to:
BRT Apartments Corp.
60 Cutter Mill Road, Suite 303
Great Neck, NY 11021
Attention: Office of the Corporate Secretary
Your letter should indicate that you are a stockholder of BRT Apartments Corp. Depending on the subject matter, the Office of the Corporate Secretary will:
•	Forward the communication to the director or directors to whom it is addressed;
•	Attempt to handle the inquiry directly — for example where it is a request for information about our company or it is a stock-related matter; or
•	Not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.
At each Board meeting, the Secretary will present a summary of communications received, if any, since the last meeting and make those communications available to the directors on request.
In the event that a stockholder, employee or other interested person would like to communicate with our non-management directors confidentially, they may do so by sending a letter to “Independent Lead Director” at the address set forth above. Please note that the envelope should contain a clear notation that it is confidential.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND OFFICERS
The following table sets forth information, except as otherwise indicated, concerning our shares owned as of the close of business on the record date by (i) each person beneficially owning five percent or more of our outstanding shares, (ii) each director, (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors and executive officers as a group:

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of Class
Carol Cicero	16,700	*
Alan H. Ginsburg	70,929	*
Fredric H. Gould(2)	508,561	2.8
Jeffrey A. Gould(3)	4,671,847	24.6
Matthew J. Gould(4)	4,668,162	24.6
Louis C. Grassi	85,226	*
Gary Hurand(5)	180,626	*
David W. Kalish(6)	603,666	3.2
Israel Rosenzweig(7)	791,678	4.2
Jeffrey Rubin(8)	77,660	*
Jonathan H. Simon(9)	70,929	*
Elie Y. Weiss(10)	104,556	*
George Zweier(11)	110,440	*
Isaac Kalish(12)	463,135	2.4
Steven Rosenzweig	104,579	*
Mitchell Gould(11)	120,543	*
Gould Investors L.P(13)	4,074,353	21.5
All directors and executive officers as a group (17 persons)(14)	8,010,647	42.2
BlackRock, Inc(15).	1,021,715	5.4

*	Less than 1%
(1)
Shares are listed as beneficially owned by a person who directly or indirectly holds or shares the power to vote or to dispose of the shares. A person is deemed a beneficial owner if he or she has the right to acquire beneficial ownership of shares within 60 days of the record date. The percentage of beneficial ownership is based on 18,983,013 shares outstanding as the close of business on the record date.

(2)
Includes 11,500 shares in a trust of which he is the trustee and the beneficiary is his spouse. Excludes (i) 23,034 shares owned by his spouse and (ii) 2,468 shares held by him as custodian for a grandson, as to each of which he disclaims beneficial ownership.

(3)
Includes 25,349 shares owned by a charitable foundation of which he is a director, as to which shares he has shared voting and investment power, 31,316 shares owned by a limited liability company of which he is a manager, and 4,074,353 shares owned by Gould Investors. He shares control of the managing general partner of Gould Investors.

(4)
Includes 516,268 shares owned directly, 20,874 shares owned by a pension trust over which he has shared voting and investment power, 25,349 shares owned by a charitable foundation of which he is a director, as to which shares he has shared voting and investment power, 31,316 shares owned by a limited liability company of which he is a manager, and 4,074,353 shares owned by Gould Investors. He shares control of the managing general partner of Gould Investors.

(5)
Includes 5,621 shares owned by a limited liability company in which Mr. Hurand is a member, and 5,621 shares in a trust of which Mr. Hurand is a trustee. Mr. Hurand shares voting and investment power with respect to the shares owned by these entities. Excludes 276,403 shares owned by a trust, of which his spouse is both trustee and beneficiary and as to which he disclaims beneficial ownership.

(6)
Includes 312,634 shares owned by the pension and profit sharing trusts of BRT Apartments Corp., REIT Management Corp. and Gould Investors as to which he, as trustee, has shared voting and investment power. Excludes up to 5,495 shares owned by his spouse, as to which shares she has sole voting and investment power and as to which he disclaims beneficial ownership.

(7)
Includes 41,194 shares owned by the pension trust of Gould Investors, and 250,566 shares owned by REIT Management Corp. pension and profit sharing trusts, as to which he, as trustee, has shared voting and investment power.

(8)	Includes 34,759 shares pledged as collateral for a line of credit. No amounts are outstanding on such credit line.
(9)	Excludes 425 shares held by his spouse in trust for a minor, as to which shares he disclaims beneficial ownership.
(10)	Excludes 271 shares owned by his spouse, as to which shares he disclaims beneficial ownership.
(11)
Mitchell Gould retired as Executive Vice President in July 2025 and George Zweier resigned as Chief Financial Officer in February 2026. The table reflects the number of shares such person owned immediately prior to the termination of their relationship with us.

(12)
Includes 41,194 shares owned by the pension trust of Gould Investors, 250,566 shares owned by REIT Management Corp. pension and profit sharing trusts, and 20,874 shares owned by a pension trust over which he has shared voting and investment power, as to which he, as trustee, has shared voting and investment power. Excludes 154 shares held by him as custodian for his daughter, as to which he disclaims beneficial ownership.

(13)	Such person’s address is: 60 Cutter Mill Road, Suite 303, Great Neck, NY 11021.
(14)	Excludes shares owned by Mitchell Gould and George Zweier.
(15)
As of December 31, 2023, based (other than with respect to percentage ownership) on information set forth in Schedule 13G filed with the SEC on January 31, 2024 by this reporting person whose business address is 50 Hudson Yards, New York, NY 10001. This reporting person reported that it has sole voting power with respect to 1,008,225 shares and sole dispositive power with respect to 1,021,715 shares and that it does not share voting or dispositive power with respect to the shares it beneficially owns.

PROPOSAL 1
ELECTION OF DIRECTORS
The board is divided into three classes, each of which is elected for a staggered term of three years. Our Articles of Incorporation provide for ten directors, subject to increase or decrease as determined by the board. Our board currently consists of 11 directors. The board may, following the annual meeting, increase the size of the board and fill any resulting newly created directorships.
At the annual meeting of stockholders, four Class III Directors will be elected to our board. Each nominee identified below has been recommended to our board by the nominating committee for election at the annual meeting and each nominee has been nominated by our board to stand for election at the annual meeting, to hold office until our 2029 annual meeting and until his or her successor is elected and qualified. Class I Directors and Class II Directors will continue to serve as directors until our 2027 and 2028 annual meetings, respectively, and until their respective successors are duly elected and qualify. Proxies will not be voted for a greater number of persons than the number of nominees named in the proxy statement.
It is contemplated that all the nominees will stand for election. Should any nominee become unavailable for election, all proxies (except proxies marked to the contrary) will be voted for the election of a substitute nominee recommended by the board of directors.
In an uncontested election, each nominee for director will be elected only if he or she receives the affirmative vote of a majority of the total votes cast “for” and “against” for such nominee. As set forth in our corporate governance guidelines, any nominee for director who is an incumbent director but who is not elected by the vote required in the Bylaws, and with respect to whom no successor has been elected, is required to promptly tender his offer to resign to the board for its consideration. The nominating committee will recommend to the board whether to accept the offer to resign. No later than the next regularly scheduled board meeting to be held at least ten days after the date of the election, the board will decide whether to accept such offer and promptly and publicly disclose its decision. If the resignation is not accepted, the director will continue to serve until the next annual meeting of stockholders and until the director’s successor is duly elected and qualified or until the director’s earlier resignation or removal. If the resignation is accepted, the board will either leave such position vacant, reduce the size of the board or elect another individual to serve in place of the resigning director. The nominating committee and the board may consider any factors they deem relevant in deciding whether to accept a director’s resignation.
The following table sets forth information concerning the directors who (i) are nominees for election at this year’s annual meeting of stockholders and (ii) whose terms are not expiring. The biographies of several directors refer to certain of our affiliates (i.e., One Liberty Properties, Inc. (“One Liberty”), Majestic Properties Management LLC (“Majestic”), Gould Investors L.P. (“Gould Investors”), and Georgetown Partners LLC (“Georgetown”)). For further information about these affiliates, see “Certain Relationships and Related Transactions.”
Nominees for Election as Directors

Name	Class	Term to Expire at Annual Meeting in
Carol Cicero	III	2029
Fredric H. Gould	III	2029
Gary Hurand	III	2029
Elie Y. Weiss	III	2029

Directors Whose Terms are not Expiring

Name	Class	Term to Expire at Annual Meeting in
Alan Ginsburg	I	2027
Jeffrey A. Gould	I	2027
Jonathan H. Simon	I	2027
Matthew J. Gould	II	2028
Louis C. Grassi	II	2028
Israel Rosenzweig	II	2028
Jeffrey Rubin	II	2028

Nominees for Election Directors

Name and Age	Principal Occupation for the past Five Years and other Directorships or Significant Affiliations
Carol Cicero 66 years
Director since January 2022; from 2014 through 2021, Group Vice President and from 2000 through 2013, Area Vice President of RAM Partners, LLC, a full service real estate management firm that provides property management services (including services for several of our multi-family properties); from 2013 through 2014, director of asset management at Arenda Capital Management, a real estate focused private investment firm. Ms. Cicero’s more than 30 years of multi-family property management experience provides our board with an in-depth understanding of the day-to-day challenges in operating multi-family properties.

Fredric H. Gould 90 Years
Director since 1983 and Chairman of our Board from 1984 through 2013; Chairman of the Board of Directors from 1989 to 2013, Vice Chairman of the Board since 2013, Chief Executive Officer from 2005 to 2007, and President from 2005 to 2006 of One Liberty; Chairman of the Board of Georgetown from 1997 to 2012 and director from 2013 through 2021; Director of EastGroup Properties, Inc., from 1998 through 2019. Mr. Gould brings to our board his knowledge of our company and his knowledge and experience in business, finance, real estate, tax, and accounting matters gained from his more than 50 years of experience in the real estate and finance industries, as the chief executive officer of publicly traded real estate companies, as a director of four REITs, and a director and a member of the loan committee of two savings and loan associations.

Gary Hurand 79 Years
Director since 1990; since 1987, President of Management Diversified, Inc., a real property management and development company; Director of Citizens Republic Bancorp Inc. and predecessor from 1990 through 2013. He is the father-in-law of Elie Y. Weiss. Mr. Hurand’s extensive experience in commercial real estate and in business operations, and as a former director and member of the audit committee of a publicly traded financial institution, provides our board with a knowledgeable and experienced chair of its nominating committee and member of the audit committee.

Elie Y. Weiss 53 years
Director since 2007; engaged in real estate development since 1997; since 2007, Mr. Weiss has served as CEO of Five Forty Real Estate, a family office that manages various investments, and since 2017, he has been a principal at PCP Flow (f/k/a Ponsky Capital Partners), a real estate private equity sponsor at which he is chair of the investment committee; from 1997 to 2007, Executive Vice President of Robert Stark Enterprises, Inc., a company engaged in the development and management of retail, office and multi-family residential properties; President of Real Estate for American Greetings from 2013 to 2017. Mr. Weiss brings to our board his real estate and entrepreneurial business experiences.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF CAROL CICERO, FREDRIC H. GOULD, GARY HURAND AND ELIE Y. WEISS

Continuing Directors

Name and Age	Principal Occupation for the past Five Years and other Directorships or Significant Affiliations
Alan H. Ginsburg 87 Years
Director since 2006; since 1987, Chief Executive Officer of The CED Companies, a private company which develops, builds and manages multi-family apartment communities and Chairman of the AHG Group of companies which is an investment holding group. He brings to our board his expertise and in-depth knowledge of the multi-family property industry garnered through more than 35 years as chief executive officer of a multi-family real estate developer/manager.

Jeffrey A. Gould 60 years
Director since 1997, Chief Executive Officer since 2002, President since 1996 and Chief Operating Officer from 1996 to 2001; since 1999, Senior Vice President and director of One Liberty; since 1996, Senior Vice President of, and since 2013, Director/ Manager of Georgetown. He is the son of Fredric H. Gould and brother of Matthew J. Gould. He brings to our board his broad range of real estate experience, including experience with respect to real estate lending, management, acquisitions and dispositions, and his 22 years and 28 years of service as our Chief Executive Officer and President, respectively.

Matthew J. Gould 66 years
Director since 2001 and Senior Vice President since 1993; from 1989 through 1999, President, from 1999 through 2011, Director and Senior Vice President, from 2011 through 2013, Vice Chairman, and since 2013, Chairman of the Board of Directors of One Liberty; from 1996 through 2012, President, and since 2013, Chairman of the Board/Manager of Georgetown. Since 2019, Chief Executive Officer of Rainbow MJ Advisors, which manages real estate loans and investments in the cannabis industry, since 2024, a Director of Evelo Biosciences, Inc., which is engaged in commercial activities in such industry, and since 2022, a Director of MJ Real Estate Investment Trust, a private REIT that acquires interests in, or originates loans secured by, real estate assets operated by state licensed cannabis operators. He brings to the board his more than 40 years of real estate experience as an executive in the real estate industry with expertise in evaluating, managing, financing, acquiring and selling various types of properties.

Louis C. Grassi 70 years
Director since 2003; Since 2023, CEO and Managing Director of Grassi Advisory Group, Inc, a firm engaged in providing consulting services to businesses and individuals; From 1980 through 2023, Managing Partner of Grassi & Co. CPAs, P.C., a national firm providing tax and accounting services; Director of Flushing Financial Corp. since 1998 and serves as chairman of its audit committee. Mr. Grassi has been involved for more than 28 years in accounting and auditing issues and has extensive management and leadership experience in the private and public company environment. His knowledge of financial and accounting matters and his experience as a director and member of the audit committee of a publicly traded financial institution provides him with the accounting and governance background and the skill needed to serve as the chairman and financial expert of our audit committee and as a member of our nominating committee.

Israel Rosenzweig 78 years
Chairman of the Board since 2013, Director and Vice Chairman of the Board from 2012 through 2013, and Senior Vice President from 1998 through 2012; Vice President of Georgetown since 1997; Senior Vice President of One Liberty since 1989. His experience as a lending officer at a major financial institution, his knowledge and experience in business, finance and accounting matters and his more than 34 years of experience in the real estate industry provides our board with an experienced and knowledgeable chairman.

Name and Age	Principal Occupation for the past Five Years and other Directorships or Significant Affiliations
Jeffrey Rubin 58 years
Director since 2004 and independent lead director since 2023; since 2009, President and CEO of The JR Group, which provides consulting services to the electronic payment processing industry; since 2023, CEO of Excel Payments, a provider of credit card processing services to merchants throughout the United States; since 2008, Chief Executive Officer of Summit Processing Group LLC and since 2023, Partner at Finance ERC LLC, both of which provide financial products to businesses; President and Chief Executive Officer of Premier Payments, a provider of credit card processing services for merchants throughout the United States, from 2012 until its sale in 2015; President and director of Newtek Business Services, Inc., a provider of business services and financial products to small and medium sized businesses, from 1999 to 2008; Director of Katapult Holdings, Inc., in November 2025. Mr. Rubin’s experiences as the president and director of a public company and in business and financial matters contribute to his ability to serve as the chairman of our compensation committee and as our independent lead director.

Jonathan H. Simon 60 Years
Director since 2006; since 1994, President and Chief Executive Officer of The Simon Development Group and predecessors, a private company which develops, owns and manages a diverse portfolio of residential, retail and commercial real estate, primarily in New York City. He brings to our board his more than 30 years of experience in the real estate industry.

HIGHLIGHTS OF OUR COMPENSATION PROGRAM AND GOVERNANCE PRACTICES
The following features of our executive compensation and corporate governance programs are evidence of our commitment to good corporate governance and compensation practices—we encourage you to read the more detailed information set forth herein:

WHAT WE DO
✔
Use rigorous performance goals. None of the RSUs awarded to our executive officers in (i) 2022, that were scheduled to vest as of June 30, 2025, vested and (ii) 2023, 2024 and 2025 would have vested as of December 31, 2025, demonstrating the rigorous conditions established for our equity incentive awards. Further, we imposed more rigorous conditions with respect to the TSR Awards (as defined) granted in 2025 and scheduled to vest in 2028. See “Executive Compensation – Components of Executive Compensation – Long Term Equity and Long-Term Equity Incentive Awards.”

✔
Emphasize equity awards as a meaningful portion of the performance/incentive component of compensation. The grant date fair value of long-term equity awards (i.e., the restricted stock awarded in 2026 for 2025 performance) and equity incentive awards (i.e., the RSUs awarded in 2025; the long-term equity awards and equity incentive awards are referred to collectively as the “Equity Awards”) awarded in connection with 2025 performance represents 23% of the performance/incentive-based component of compensation awarded to Jeffrey A. Gould, our Chief Executive Officer and President.

✔
Equity awards as a meaningful component of annual base compensation. The grant date fair value of Equity Awards (as described immediately above) awarded in connection with 2025 performance, represents 24% of Jeffrey A. Gould’s base annual compensation (i.e., salary, cash bonus and the grant date fair value of the Equity Awards), for 2025.

✔
Mitigate undue risk in compensation programs. The executive compensation program includes features that reduce the possibility of our executive officers, either individually or as a group, making excessively risky business decisions that could maximize short-term results at the expense of longer-term value.

✔	Balance of short-term and long-term incentives. Our incentive programs provide an appropriate balance between shorter and longer-term incentives.

✔	Capped equity award payouts. The number of shares that can be earned under our long-term equity incentive program are capped.

✔	Independent compensation committee. Our compensation committee is comprised entirely of independent directors and it oversees risks with respect to our compensation practices.

✔	Clawback policy. We are entitled to recoup compensation or cause the forfeiture of compensation as more fully described under “Governance of Our Company — Clawbacks.”

✔
Stock ownership guidelines. All of our named executive officers and non-management directors own a meaningful amount of our stock as required by these guidelines — see “Governance of Our Company — Stock Ownership Guidelines.”

✔
Responsiveness to Stockholders’ Corporate Governance Comments. We are responsive to comments and concerns raised by our stockholders. In response to comments raised by stockholders regarding the appointment of an independent lead director, in 2023 we appointed Jeffrey Rubin to serve in such position.

WHAT WE DON’T DO
✘	No employment agreements. None of our officers have employment agreements. Employment of all of our full-time executive officers is “at will.”

✘
No severance arrangements. There are no severance or similar arrangements for our executive officers, other than accelerated vesting of shares of restricted stock and RSUs upon the occurrence of specified events (i.e, death, disability, retirement or change of control).

✘	No golden parachute tax gross-ups. There are no excise tax gross ups or similar arrangements for our executive officers.

✘	No dividends on unearned equity incentive awards. No dividends are paid on the RSUs until the underlying shares are earned.

✘
No hedging. We prohibit our directors, officers, employees and others from engaging in short sales involving our shares or hedging transactions — see “Governance of Our Company — Policy Prohibiting Hedging of our Securities.”

✘	No multi-year or guaranteed bonuses or equity grants. We do not pay guaranteed bonuses to anyone and currently have no guaranteed commitments to grant any equity-based awards.

✘
No costly defined benefit pension or supplemental retirement plans. We do not provide costly retirement benefits to our executive officers that reward longevity rather than contributions to our performance.

EXECUTIVE COMPENSATION
General
We describe below our compensation objectives and policies as applied to the compensation provided by us in 2025 to the “named executive officers” identified below under “ – Named Executive Officers.” This discussion focuses on the information contained in the compensation tables that appear in this proxy statement but also describes our historic compensation structure and practices to enhance an understanding of our executive compensation program.
Smaller Reporting Company
We are a “smaller reporting company”, and as such, we are permitted to disclose executive and other compensation information in accordance with the requirements of Items 402(l) – (r) of Regulation S-K (the “Smaller Company Reporting Requirements”). Pursuant to these provisions, among other things, we are generally (i) only required to provide compensation information with respect to our chief executive officer (i.e., Jeffrey A. Gould), the next two highest paid executive officers who were serving in such capacity at year-end (i.e., David W. Kalish and Steven Rosenzweig), and up to two additional executives for whom disclosure would have been required had they been serving as an executive officer at year-end (i.e., Mitchell Gould), (ii) only required to provide three years of Pay-for-Performance information (and are permitted to omit certain other information from such disclosures) and (iii) are not required to provide certain tabular data (e.g., the “Grant of Plan Based Awards Table” and the “Option Exercises and Stock Vested Table”). To the extent we disclose more information than is required to be disclosed by the Smaller Company Reporting Requirements (and we disclaim any obligation to disclose such additional information now and in the future), we view such additional information as supplemental, and provide it in the possibility that some stockholders or other readers of this document may find it of interest. The supplemental information we provide is not as extensive as, and may not correspond to, the information required to be provided by larger companies or companies that are not eligible to use the smaller company or other similar scaled reporting frameworks.
Background
We use the following compensation structure with respect to the compensation paid by us to our executive officers:
•
executive officers who devote all, or substantially all, their business time to our affairs are compensated directly by us. These executive officers are generally involved on a full-time basis in our multi-family property activities, management of our other real estate assets, and/or financial reporting;

•
executive officers who devote their time to us on a part-time basis, whose basic annual compensation (base salary, bonus, if any, and perquisites, if any), is paid by the affiliate of ours that is such officer’s principal employer (e.g., Gould Investors), is allocated to us under a shared services agreement based upon the estimated time each devotes to our business activities compared to the estimated time each devotes to the other parties to the shared services agreement. These executive officers perform services for us related primarily to legal, accounting, insurance and tax matters, corporate governance, SEC and New York Stock Exchange reporting and other regulatory matters, and consult with our executives and employees in areas involving multi-family property acquisitions, dispositions and financings, property management, and capital raising. These executive officers may also be compensated by us for their provision of the Services. See “Certain Relationships and Related Transactions.”; and

•
executive officers who devote their time to us on a part-time basis, who are compensated for the Services, but do not receive basic annual compensation from us and whose basic annual compensation is not allocated to us under the shared services agreement. Matthew J. Gould is our only executive officer who fit into this category in 2025.

Substantially all of our full-time and part-time executive officers and other employees, including employees of “affiliates” of ours who perform services for us on a part-time basis, receive Equity Awards approved by the compensation committee. We refer to certain entities as “affiliates” of ours because such entities share with us certain executive personnel and/or ownership. The use of such term does not constitute an acknowledgement that such entities are affiliates (as such term is used in the Securities Act of 1933, as amended, or the Exchange Act) of ours or of one another.

Named Executive Officers
Pursuant to the Smaller Company Reporting Requirements, our named executive officers for 2025 are Jeffrey A. Gould, President and Chief Executive Officer; David W. Kalish, our Senior Vice President-Finance; and Steven Rosenzweig our Senior Vice President-Legal. Mr. Gould, performed services for us on a full-time basis, and Messrs. Kalish and Rosenzweig devoted time to us on a part-time, as-needed basis.
In addition, as noted above under “ – Smaller Reporting Company,” we are, on a supplemental basis, providing information regarding George Zweier, who served as our Chief Financial Officer on a full-time basis until his retirement in February 2026, and his successor, Isaac Kalish, Senior Vice President and Chief Financial Officer, who devotes time to our affairs on a part-time, as needed, basis. Except as otherwise provided or the context otherwise requires, for ease of reference, we refer to Jeffrey A. Gould, Mitchell Gould (who retired in July 2025), Steven Rosenzweig, David Kalish, Isaac Kalish and George Zweier, collectively as “named executive officers”.
The Role of Say-on-Pay
In reviewing our compensation practices and determinations and in approving compensation for 2025, the compensation committee was aware of the results of our June 2023 “say-on-pay” vote in which approximately 98% of the shares that voted on such proposal voted to approve our executive compensation determinations and practices. The compensation committee viewed such results as supportive of our compensation practices and determinations.
Objectives of our Executive Compensation Program
The principal objectives of our compensation program for full-time executive officers are to: (a) retain highly experienced officers who have worked together for a long time and contribute to our success, (b) motivate these officers to contribute to the achievement of our success, (c) ensure that the total compensation paid to such officers is fair and competitive both internally (i.e., within our company), and externally (i.e., with respect to our peers), and (d) align the interests of these executives and our stockholders. The compensation committee believes that relying on these objectives permits us to retain and motivate these officers.
With respect to senior executive officers whose compensation is allocated to us under the shared services agreement (i.e., part-time officers) it is our objective that each of these officers receives compensation which, as allocated to us, is reasonable for the services they perform on our behalf, and that these executives provide us with sufficient time and attention to meet our needs and to perform their duties on our behalf. The compensation committee believes that:
•
our part-time executive officers perform valuable services on our behalf, devote sufficient time and attention to our business needs, are able to fully meet our needs and perform their duties effectively; and

•
using part-time executive officers pursuant to the shared services agreement enables us to benefit from access to, and the services of, a group of senior executives with experience and knowledge in real estate acquisitions and dispositions, real estate management, finance (including mortgage financing), banking, legal (including SEC reporting), accounting and tax matters that an organization our size could not otherwise afford.

Compensation Setting Process
Full-Time Executive Officers
Our compensation committee determines compensation for our full-time named executive officers on a case-by-case basis and such compensation decisions include subjective determinations. We do not use formal quantitative performance targets to determine compensation, except with respect to RSUs which are equity based incentive awards that vest upon the satisfaction of market and/or performance based conditions. Base salaries are determined immediately preceding the year in which such salaries are to be paid and cash bonuses, which are paid after taking into account the Performance Criteria (as described in the following paragraph), are determined at the end of the year in which services are rendered and paid in the following year.
In considering base compensation and bonuses, we assess an individual’s performance, which assessment is highly subjective, and our overall performance for such year including, without limitation, the progress of our business in general, our multi-family property acquisition and disposition activities, our revenues, results of operations, funds from operations, adjusted funds from operations, total stockholder return, gains on property sales, the management of our real estate portfolio and subjective considerations (collectively, the “Performance Criteria”). The weight assigned to any particular element of the Performance Criteria changes over time, and compensation decisions for these officers are made by our compensation committee varies based on, among other things, subjective factors and the officer’s specific responsibilities.
Part-Time Executive Officers
Shared Services Agreement
The annual base compensation of our part-time executive officers to be paid in the aggregate by one or more of the entities which are parties to the shared services agreement is generally determined by the senior officers (including one or more of Fredric H. Gould, Jeffrey A. Gould and Matthew J. Gould) of the entities which are parties to such agreement. Our audit committee reviews the allocations made under the shared services agreement to determine that the allocations have been made in accordance with the terms of this agreement and its conclusions are reported to the board. See “Certain Relationships and Related Transactions.”
Services
Several of our part-time executive officers and a management director perform Services on our behalf. The term “Services” refers to the following: participating in our property analysis and approval process, property disposition consultation and review, developing and maintaining banking and financing relationships, providing investment advice, and long-term planning and consulting with our executives and employees in other aspects of our business, as required. Our Chief Executive Officer, in connection with other senior executive officers and a management director, recommends to the compensation and/or audit committee(s) and such committee determines the compensation to be paid for performing the Services.
Components of Executive Compensation
The principal elements of our compensation program for our full-time executive officers in 2025 were:
•	base salaries;
•
annual cash bonuses, which are available only to full-time executive officers and are provided in the form of a cash payment (and to the extent part-time executive officers are awarded cash bonuses by any of our affiliates that are party to the shared services agreement, our share of such bonuses is allocated to us pursuant to such agreement (see “Certain Relationships and Related Transactions—Related Party Transactions”);

•	compensation paid to part-time executive officers in connection with their performance of the Services;
•	long-term equity in the form of restricted stock and long-term equity awards in the form of RSUs; and
•
special benefits and perquisites (i.e., contributions to defined contribution plan, additional disability insurance, long term care insurance, and an automobile allowance (including insurance, maintenance and repairs)).

In determining 2025 compensation, the compensation committee did not have a specific allocation goal between cash and equity-based compensation.
Base Salary
Base salary is the basic, least variable form of compensation for the job an executive officer performs and provides each full-time executive officer with a guaranteed annual income.
Full-Time Executive Officers
Base salaries of executive officers compensated by us directly are generally targeted to be competitive with the salaries paid to executives performing substantially similar functions at other REITs with a market capitalization similar to ours, taking into consideration the region in which our executive officers are located. Any increase in base salary is determined on a case-by-case basis, is not based upon a structured formula and is based upon, among other considerations, (i) such executive’s current base salary, (ii) the recommendation of the Chief Executive Officer and other senior executive officers, (iii) our performance in the preceding year (e.g., acquisition, disposition and financing activities, revenues, net income, funds from operations, adjusted funds from operations, stock price performance, dividends and any one or more of the foregoing), (iv) the individual’s performance, (v) years of service, (vi) job responsibilities, and (vii) subjective factors.
Part-Time Executive Officers
Their annual base salaries are allocated to the entities which are parties to the shared services agreement, including us, based on the estimated time devoted by them to each entity that is a party to such agreement.
Bonus
Full-Time Executive Officers
We provide the opportunity for our full-time executive officers to earn an annual cash bonus. We provide this opportunity both to reward these individuals for past performance and to motivate and retain talented people. We recognize that annual bonuses are almost universally provided by other companies with which we might compete for talent. Bonuses are generally determined at the end of the year for which such bonus is awarded and are generally paid in the beginning of the following year. Annual cash bonuses for our executive officers are determined on an individual basis taking into account the Performance Criteria. These determinations are highly subjective.
Part-Time Executive Officers
Their bonuses are allocated in the same manner as their base salaries are allocated as described above under “— Base Salary - Part-Time Executive Officers.”
Services
The individuals who performed Services in 2025, all of whom are our senior officers and/or management directors, are: Fredric H. Gould, Matthew J. Gould, David Kalish, Isaac Kalish, Israel Rosenzweig, Steven Rosenzweig and Mark H. Lundy. The aggregate fee paid for the Services in 2025 was approximately $1.7 million. See “Certain Relationships and Related Transactions.”
Long-Term Equity and Long-Term Equity Incentive Awards
We provide the opportunity for our directors, officers, employees and others providing services on our behalf to receive one or more of long-term equity awards (i.e., restricted stock that vests after five years provided the recipient maintains a relationship with us during that period) and long-term equity incentive awards (i.e., RSUs that vest after three years if certain market and/or performance objectives are met and the recipient maintains a relationship with us during such period). These compensation programs are designed to recognize responsibilities, reward performance, motivate future performance, align the interests of our officers with those of our stockholders and retain our officers. The compensation committee makes determinations with respect to the grant of all Equity Awards except to the extent that it, in accordance with applicable law, delegates to one or more senior executives the authority to grant such awards to certain individuals (other than executive officers); in such case, the committee sets limits (and may impose such other limits as it deems appropriate) on the total number of such awards that may be granted pursuant to such delegated authority. In determining the long-term equity and long-term equity incentive compensation components, the compensation committee considers all factors it deems to be relevant, including the performance of our named executive officers. Existing stock ownership levels are not a factor in award determinations. As of December 31, 2025, all outstanding equity awards that had been granted were granted under our stockholder approved incentive plans. For purposes of this proxy statement, the RSUs granted in 2025, among other things, to incentivize future performance, are deemed to have been granted for 2025 performance.
As we have in prior years, in 2025, we adopted a long-term pay-for-performance equity incentive program (the “2025 Performance Plan”) pursuant to which we issued to 16 individuals, including several of our named executive officers, RSUs exchangeable for up to an aggregate of 173,700 shares of common stock (without giving effect to the peer group adjustment described below). Generally, these RSUs vest if and to the extent pre-established market or performance conditions are met for the three-years ending June 30, 2028. Further, the awards tied to market performance are subject to increase or decrease, which we refer to as the “peer group adjustment,” based upon our market performance compared to the market performance of a peer group. Finally, recipients are entitled to an amount equal to the cumulative dividends that would have been paid on the shares underlying the RSUs that vest had the shares been outstanding during the performance cycle (the “RSU Dividend Equivalents”). See “ — Grant of Plan Based Awards During 2025” for further information. We use RSUs as an element of our long-term equity incentive compensation program with the expectation that in light of the three-year vesting period and the need to satisfy market and/or financial performance conditions, these awards will further align the interests of our executive officers with our stockholders and reward long-term market and financial performance.
The conditions that must be satisfied to earn the performance-based compensation are tied to the achievement of rigorous, sustained performance and/or market goals – as further described below, 50% of the award is based on adjusted funds from operation (the “AFFO Award”) and 50% on total stockholder return (the “TSR Award”), in each case as calculated pursuant to the applicable award agreement. The specific goals and the other material terms and conditions of the 2025 Performance Plan are as follows:

Long–Term Equity Incentive Awards Performance Criteria	Weight	Minimum Performance Criteria	Target Performance Criteria	Maximum Performance Criteria
AFFO Award	50%	Compounded annual growth rate of 4%	Compounded annual growth rate of 6%	Compounded annual growth rate of 8%
TSR Award	50%(1)	Compounded annual growth rate of 6.25%	Compounded annual growth rate of 8%	Compounded annual growth rate of 11% or greater

(1)	Does not give effect to the increase or decrease in the number of shares subject to the award as a result of the peer group adjustment.
None of the RSUs awarded to our executive officers in 2022 vested as of June 30, 2025, and none of the RSUs awarded to our executive officers in 2023, 2024 and 2025, would have vested as of December 31, 2025, demonstrating the rigorous conditions established for our equity incentive awards. In addition, with respect to the TSR Awards granted in 2025 and scheduled to vest in 2028, we increased the minimum performance criteria required to be satisfied from 5.0% to 6.25% thereby making it more challenging for these awards to be earned. See Note 11 of our consolidated financial statements included in our Annual Report and “— Grant of Plan Based Awards During 2025” for a more extensive description of the metrics applicable to the 2025 Performance Plan.
We do not have a formal policy with respect to whether equity compensation should be paid in the form of stock options, restricted stock or RSUs. We generally grant on an annual basis, restricted stock awards which vest after five years of service and RSUs that vest after three years subject to the satisfaction of market and/or performance conditions. The compensation committee generally believes restricted stock awards and RSUs are more effective than options in achieving our compensation objectives. Restricted stock has a greater retention value than options because of the five-year cliff vesting requirement and because before vesting, dividends are paid on restricted stock as an additional element of compensation. Executive officers also realize value upon the vesting of the restricted stock, with the value potentially increasing during the five-year vesting period if our stock price increases. RSUs provide an additional incentive component to equity based awards in that the units only vest if, and to the extent, performance or market conditions are satisfied. Restricted stock and RSUs align the interests of our officers with our stockholders and, because fewer shares are normally awarded than in connection with the grant of options, they are potentially less dilutive than option grants. In granting Equity Awards, we place greater emphasis on the quantity of shares awarded rather than their grant date accounting value. We believe this is appropriate because the (i) grant date accounting value may never be realized as these shares vest after several years and with respect to RSUs, only vest to the extent that specified conditions are satisfied and (ii) anticipated dividends (including dividend equivalent rights), payable with respect to these awards are a more important retention feature than the unknown market value of the shares several years in the future.
Generally, our grants of restricted stock are made in January of each year in recognition of services provided for the prior year and the RSUs are granted in June/July of each year. We do not have a formal policy on timing these grants in connection with the release of material non-public information and in view of, among other things, the three-year and five-year cliff vesting requirements with respect to RSUs and restricted stock awards, respectively, we do not believe such a formal policy is necessary.

Executive Benefits and Perquisites
We provide our executive officers and our employees with a competitive benefits and perquisites program. For 2025, the executive benefits and perquisites we provided to executive officers generally accounted for a relatively small percentage of the compensation provided by, or allocated to, us for our executive officers. In addition to the benefits and perquisites provided to all our full-time employees, we provided to certain of our full-time executive officers an automobile allowance (including payments for automobile maintenance and repairs), and the payment of premiums for additional disability insurance and/or long-term care insurance. The cost of the executive benefits and perquisites provided to our part-time executive officers, which benefits are similar to those provided to our full-time executive officers, is allocated among us and the other entities pursuant to the shared services agreement.
Employment and Severance Agreements; Post-Employment Benefits; Change in Control
None of our named executive officers has employment or severance agreements with us. They are “at will” employees who serve at the pleasure of our Board.
We do not provide for any post-employment benefits to our named executive officers other than their entitlement to the benefits payable pursuant to our defined contribution pension plan and, as described below and under “ — Potential Payments Upon Termination or Change in Control,” the accelerated vesting of our restricted stock awards and RSUs. Set forth below is a summary of the accelerated vesting provisions with respect to our RSUs and restricted stock awards:
Accelerated Vesting of RSUs
Upon the occurrence of a:
•
DDR Event (as described below), these RSUs vest proportionally (i.e., if the participant retires one-year into the three-year performance cycle, they only get 1/3 of the award) if and to the extent the performance metrics are met at the end of the three-year cycle, and

•
Change in control (as described below), these RSUs vest proportionately (based on the time elapsed) if the change takes place during the first half of the performance cycle and thereafter, vest in full.

Accelerated Vesting of Restricted Stock Awards
Generally, a person’s restricted stock award will vest fully in the event of such person’s death, disability (i.e., the inability to engage in gainful activity due to a life threatening or long lasting mental or physical impairment), or retirement (having reached the age of 65 and worked for us for at least ten consecutive years; death, disability and retirement referred to collectively as a “DDR Event”) or in the event of a change in control in our company.
Subject to the specific terms and conditions of the applicable plan and award agreement, a change in control is generally deemed to occur if (i) any person, with specified exceptions, becomes the “beneficial owner” of securities representing 20% or more of the combined voting power of our then outstanding securities, (ii) a business combination or sale of all or substantially all of our assets is completed or (iii) there is a change in the composition of a majority of our Board, other than changes approved by incumbent directors.
Chairman of the Board’s Compensation
For each of 2024 and 2025, our Chairman of the Board earned, and for 2026 he will earn fees of $282,225. Our Chairman does not receive any additional direct compensation from us, other than fees for the Services and Equity Awards. Our Chairman also receives compensation from one or more other entities that are parties to the shared services agreement. For additional information regarding payments to our Chairman, see “Certain Relationships and Related Transactions.”

Summary Compensation Table
The following table discloses the compensation paid and accrued for services rendered in all capacities to us for our named executive officers for each of the three years ended December 31, 2025:

Name and Principal Position	Year	Salary ($)(1)(2)	Bonus ($)(1)(3)	Stock Awards ($)(4)	All Other Compensation ($)(5)(6)	Total ($)
Jeffrey A. Gould President and CEO	2025	1,023,798	325,000	497,555	66,207(7)	1,912,560
	2024	978,194	325,000	555,486	69,347	1,928,027
	2023	931,109	300,000	587,616	64,166	1,882,891
George Zweier(8) Vice President and CFO	2025	407,756	40,174	154,882	58,500(9)	661,312
	2024	385,921	40,174	312,358	56,565	795,078
	2023	361,294	37,900	318,684	55,055	772,933
Mitchell Gould(10) Executive Vice President	2025	217,798	—	118,459	744,512(11)	1,080,769
	2024	470,818	55,100	304,938	59,885	890,741
	2023	467,224	55,100	328,274	120,947	971,545
David W. Kalish Senior Vice President, Finance	2025	295,250	—	332,419	290,393(12)	918,062
	2024	282,209	—	377,270	272,955	932,434
	2023	272,629	—	388,982	261,473	923,084
Isaac Kalish(8) Senior Vice President and CFO	2025	159,112	—	339,325	382,145(13)	880,582
	2024	119,492	—	384,338	359,350	863,180
	2023	122,858	—	375,213	356,360	854,431
Steven Rosenzweig Senior Vice President-Legal	2025	240,901	—	276,249	441,859(14)	959,009

(1)
The salary and bonus for each of Jeffrey A. Gould, George Zweier and Mitchell Gould was paid directly by us. David W. Kalish, Isaac Kalish and Steven Rosenzweig do not receive salary or bonus directly from us but receive an annual salary and bonus from Gould Investors and related companies; a portion of their salary and bonus is allocated to us pursuant to the shared services agreement. See “—Compensation Setting Process—Part-time Executive Officers.” The salary and bonus that is allocated to us is set forth under the “Salary” column in the Summary Compensation Table. See “Certain Relationships and Related Transactions” for a discussion of additional compensation paid by affiliated entities to Messrs. J. Gould, D. Kalish, I. Kalish and Steven Rosenzweig.

(2)	The annual base salaries in 2026 for each of Jeffrey A. Gould and George Zweier are $1,069,612 and $425,858, respectively. Mr. Zweier resigned in February 2026.
(3)
The table sets forth the year in which the bonus was earned, not the year it was paid. The bonus for 2025, 2024 and 2023 reflects our performance and the performance of our named executive officers for such years and was paid in January 2026, 2025 and 2024, respectively.

(4)
Represents restricted stock and RSUs granted in 2025, 2024, and 2023 at the grant date fair value of such awards calculated in accordance with Item 402 of Regulation S-K and ASC 718. Assumes that the maximum number of shares subject to RSUs will vest and does not give effect to the peer group adjustment. These amounts do not correspond to the actual values that will be realized by the named executives. Grant date fair value assumptions are consistent with those disclosed in Note 11 — Stockholders’ Equity, in the consolidated financial statements included in our Annual Report. See “— Grant of Plan Based Awards During 2025” for additional information. On January 9, 2026, we granted Jeffrey A. Gould, David W. Kalish, Isaac Kalish and Steven Rosenzweig , 13,387, 6,990, 9,000, and 6,426 shares of restricted stock, respectively, with a grant date fair value of $14.74 per share. Neither Mitchell Gould nor George Zweier were issued any restricted stock in January 2026 as the former had retired and the latter had indicated his intent to retire before the date such restricted stock would have vested.

(5)
We maintain a tax qualified defined contribution plan for all of our full-time officers and full and part-time employees, and entities which are parties with us to a shared services agreement (including Gould Investors) maintain substantially similar defined contribution plans for their officers and employees. We make an annual contribution to the plan for each officer and employee whose base salary is paid directly by us (and entities which are parties to the shared services agreement make annual contributions to their respective plans for their respective employees, which amounts are allocated to the parties to the shared service agreement in accordance with its terms) equal to 15% of such person’s annual earnings, not to exceed $52,500, for any person in 2025. The estimated amount payable as of December 31, 2025 to Jeffrey A. Gould, George Zweier and Mitchel Gould pursuant to this plan upon termination of their employment is $5,571,549, $2,489,902, and $2,865,965, respectively. The method of payment upon termination of employment is determined solely by the participant who may elect a lump sum payment, the purchase of an annuity or a rollover into an individual retirement account.

(6)	Excludes dividends and dividend equivalents paid or payable on stock and similar awards as such amounts are reflected in the grant date fair value of such awards.
(7)
Includes our contribution of $52,500, paid for his benefit to our defined contribution plan and perquisites of $13,707, of which $1,686 represents an automobile allowance, $4,049 represents a premium paid for additional disability insurance, and $7,972 represents a premium paid for long-term care insurance.

(8)	He resigned in February 2026 at which time Isaac Kalish succeeded him as Chief Financial Officer.
(9)	Includes our contribution of $52,500, paid for his benefit to our defined contribution plan and a $6,000 automobile allowance.

(10)	He retired in July 2025.
(11)
Includes our contribution of $52,500, paid for his benefit to our defined contribution plan, a $5,759 automobile allowance and, in accordance with ASC 718, $686,253 representing the accelerated amortization of 43,850 restricted stock awards deemed vested as of his retirement. He forfeited his RSUs exchangeable for 35,197 shares of common stock, representing all of his RSUs.

(12)
Includes $271,860 for the Services, our contribution of $11,958, paid for his benefit to the Gould Investors defined contribution plan, and perquisites of $6,575, of which $2,380, and $4,195, represent our share of the amounts incurred by Gould Investors for insurance benefits and an automobile allowance respectively. The amounts reflected as contributions to the defined contribution plan and as perquisites are allocated to us pursuant to the shared services agreement. In 2026, he is to be paid $272,000 for the Services.

(13)
Includes $351,028 for the Services, our contribution of $19,478 paid for his benefit to the Gould Investors defined contribution plan, and perquisites of $11,639 of which $4,114, $1,888 and $5,637 represents our share of the amounts increased incurred by Gould Investors for insurance benefits, an automobile allowance and an education benefit respectively. The amounts reflected as contributions to the defined contribution plan and as perquisites are allocated to us pursuant to the shared services agreement. In 2026, he is to be paid $340,000 for the Services.

(14)
Includes $398,699 for the Services, our contribution of $36,121, paid for his benefit to the Gould Investors defined contribution plan, and perquisites of $7,039, of which $2,112, and $4,927, represent our share of the amounts incurred by Gould Investors for insurance benefits and an automobile allowance, respectively. The amounts reflected as contributions to the defined contribution plan and as perquisites are allocated to us pursuant to the shared services agreement. In 2026, he is to be paid $380,000 for the Services.

Grants of Plan-Based Awards
The table below discloses the grants of plan-based awards during 2025 to our named executive officers. The restricted stock awards, which are referred to in such table as “RS”, and the restricted stock units, which are referred to in the table as “RSUs”, were issued pursuant to our 2024 Incentive Plan.
Restricted Stock
Vesting of the restricted stock occurs, with certain exceptions, subject to the continuation of an employment, consulting or similar relationship with us through 2030. Upon vesting, each restricted stock award entitles the recipient to one share of common stock. Holders of restricted stock are entitled to the dividends paid on, and to vote, their shares.
RSUs
Vesting of the RSUs occurs, with certain exceptions, subject to the continuation of an employment, consulting or similar relationship with us through 2028, upon the satisfaction of benchmarks related to the compounded annual growth rate from 2025 through 2028 in (i) total stockholder return (as calculated pursuant to the applicable award agreement), which awards are referred to in the table below as “TSR” and elsewhere in this proxy statement as “TSR Awards” and (ii) adjusted funds from operations (as presented in our filings with the SEC), which awards are referred to in the table below as “AFFO” and elsewhere in this proxy statement as “AFFO Awards.” Generally, we compute adjusted funds from operations, or AFFO, by adjusting funds from operations, or FFO (as FFO is calculated in accordance with the “White Paper on Funds From Operations” issued by the National Association of Real Estate Investment Trusts (“NAREIT”) and NAREIT’s related guidance), for loss on extinguishment of debt, our straight-line rent accruals, restricted stock and RSU compensation expense, fair value adjustment of mortgage debt, gain on insurance recovery, insurance recovery from casualty loss and deferred mortgage and debt costs (including, in each case as applicable, from our share from our unconsolidated joint ventures).
The TSR Awards are subject to an increase or decrease, which we refer to as the peer group adjustment, depending on our performance relative to a peer group (i.e., the FTSE Nareit Equity Apartment Index (as calculated pursuant to the applicable award agreement)). Specifically, if the compounded annual growth rate in total stockholder return during the performance cycle is in the (i) top quartile of our peer group, the recipient is entitled to additional RSUs equal to 25% of the TSR Awards that vest at the applicable threshold, target and maximum levels and (ii) in the bottom quartile of the peer group, the recipient will forfeit 25% of the TSR Awards that vest at the applicable threshold, target and maximum levels. The impact of the peer group adjustment is not reflected in the table below.

Each RSU is coupled with a dividend equivalent right entitling the holder to an amount in cash equal to the aggregate amount of cash dividends that would have been paid in respect of the shares underlying such RSUs, if and to the extent such RSU vest, had such shares been outstanding during the performance cycle applicable to such RSU.

	Estimated Future Payouts under Equity Incentive Plan Awards:(#)
Name	Grant Date	Grant Type	Threshold(1)	Target(2)	Maximum(3)	All Other Stock Awards: Number of Shares of Stocks or Units (#)	Grant Date Fair Value of Stock Awards ($)(4)
Jeffrey A. Gould	1/13/25	RS	—	—	—	15,322	260,780
	7/11/25	TSR	2,625	5,250	10,500	—	72,450
	7/11/25	AFFO	2,625	5,250	10,500	—	164,325
George Zweier(5)	1/13/25	RS	—	—	—	9,100	154,882
Mitchell Gould(5)	1/13/25	RS	—	—	—	6,960	118,459
David W. Kalish	1/13/25	RS	—	—	—	9,263	157,656
	7/11/25	TSR	1,938	3,875	7,750	—	53,475
	7/11/25	AFFO	1,938	3,875	7,750	—	121,288
Isaac Kalish	1/13/25	RS	—	—	—	10,000	170,200
	7/11/25	TSR	1,938	3,875	7,750	—	53,475
	7/11/25	AFFO	1,938	3,875	7,750	—	121,288
Steven Rosenzweig	1/13/25	RS	—	—	—	6,294	107,124
	7/11/25	TSR	1,500	3,000	6,000	—	41,400
	7/11/25	AFFO	1,500	3,000	6,000	—	93,900

(1)	To achieve the threshold award, a compounded annual growth rate of 6.25% and 4% is required during the Performance Cycle with respect to the TSR Awards and AFFO Awards, respectively.
(2)	To achieve the target award, a compounded annual growth rate of 8% and 6% is required during the Performance Cycle with respect to the TSR Awards and AFFO Awards, respectively.
(3)	To achieve the maximum award, a compounded annual growth rate of 11% and 8% is required during the Performance Cycle with respect to the TSR Awards and AFFO Awards, respectively.
(4)
The per share grant date fair value of the: (a) restricted stock is $17.02, and (b) TSR Awards and AFFO Awards are $6.90 and $15.65, respectively. These amounts do not correspond to the actual values that will be realized by the executives. The aggregate grant date fair value for the AFFO Awards gives effect to management’s assessment of the probable outcome as to whether, and the extent to which, the AFFO Awards will vest. The values for the RSUs assume that (i) the maximum number of such units vest, and (ii) do not reflect the impact of the peer group adjustment.

(5)	Messrs. M. Gould and Zweier were not granted in RSUs in 2025 as they had advised that they would not be employed through the anticipated vesting date of such awards in 2028.

Outstanding Equity Awards at Fiscal Year-End
The following table discloses the number and value (based on the closing price per common share of common stock of $14.70 on December 31, 2025) of the outstanding equity awards at December 31, 2025 for our named executive officers:

	Stock Awards
Name	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Shares Subject to RSUs That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Share, That Have Not Vested ($)(1)
Jeffrey A. Gould(2)	86,998	1,278,871	70,875	1,041,863
George Zweier(3)	51,050	750,435	23,675	347,288
Mitchell Gould(4)	50,810	746,907	—	—
David W. Kalish(5)	55,270	812,469	52,314	769,016
Isaac Kalish(6)	57,200	840,840	50,062	735,911
Steven Rosenzweig(7)	33,066	486,070	38,813	570,544

(1)
Reflects the maximum number of shares subject to RSUs (including the additional shares potentially issuable as a result of the peer group adjustment) scheduled to vest in 2026, 2027 and 2028 upon the satisfaction of market and/or performance based conditions.

(2)
In January 2026, June 2026, and January 2027, 2028, 2029 and 2030, restricted stock awards with respect to 14,320, 14,800, 14,282, 14,206, 14,068 and 15,322 shares, respectively, are scheduled to vest. In each of June 2026, 2027 and 2028, subject to the satisfaction of specified conditions, a maximum of 23,625 shares subject to RSUs are scheduled to vest.

(3)
In January 2026, June 2026, and January 2027, 2028, 2029 and 2030, restricted stock awards with respect to 8,250, 8,000, 8,400, 8,400, 8,900 and 9,100, respectively, are scheduled to vest. In each of 2026 and 2027, subject to the satisfaction of specified conditions, a maximum of 11,813 shares subject to RSUs are scheduled to vest. Upon his resignation in February 2026, his restricted stock vested and his RSUs were forfeited.

(4)
In January 2026, June 2026, and January 2027, 2028, 2029 and 2030, restricted stock awards with respect to 8,750, 8,800 8,900, 8,900, 8,500 and 6,960 shares, respectively, are scheduled to vest. An aggregate of 35,197 shares subject to RSUs were forfeited upon his retirement.

(5)
In January 2026, June 2026, and January 2027, 2028, 2029 and 2030, restricted stock awards with respect to 7,864, 13,400, 7,971, 8,153, 8,619 and 9,263 shares, respectively, are scheduled to vest. In each of June 2026, 2027 and 2028, subject to the satisfaction of specified conditions, a maximum of 17,438 shares subject to RSUs are scheduled to vest.

(6)
In January 2026, June 2026, and January 2027, 2028, 2029 and 2030, restricted stock awards with respect to 8,900, 11,400, 8,900, 9,000, 9,000 and 10,000 shares, respectively, are scheduled to vest. In June 2026, 2027 and 2028, subject to the satisfaction of specified conditions, a maximum of 15,188 shares, 17,438 and 17,437 shares, respectively, subject to RSUs are scheduled to vest.

(7)
In January 2026, June 2026, and January 2027, 2028, 2029 and 2030, restricted stock awards with respect to 3,628, 10,000, 3,803, 4,132, 5,209 and 6,294 shares, respectively, are scheduled to vest. In June 2026, 2027 and 2028, subject to the satisfaction of specified conditions, a maximum of 11,813 shares, 13,500 and 13,500 shares, respectively, subject to RSUs are scheduled to vest.

Option Exercises and Stock Vested
The following table discloses information with respect to the shares of restricted stock and shares underlying RSUs that vested in 2025:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Jeffrey A. Gould	14,320	243,726
George Zweier	7,500	127,650
Mitchell Gould	10,000	170,200
David W. Kalish	7,421	126,305
Isaac Kalish	8,900	151,478
Steven Rosenzweig	3,590	61,102

(1)	As the conditions to the vesting of the RSUs granted in 2022 were, not satisfied, none of such RSUs vested.
(2)
Reflects the aggregate market value of the shares that vested as of the applicable vesting date. The closing market price of a share of our common stock on the vesting date of the restricted stock awards was $17.02.

Potential Payments Upon Termination or Change in Control
We do not provide for any post-employment benefits to our named executive officers other than their entitlement to the benefits payable pursuant to our defined contribution pension plan and the accelerated vesting of our restricted stock awards and RSUs as a result of death, disability, retirement, or a change in control. See “ — Employment and Severance Agreements; Post Employment Benefits; Change in Control.” The following table sets forth the value (based on the closing price of our stock on December 31, 2025 of $14.70 per share) of equity awards held by our named executive officers that would have vested upon a DDR Event or a change in control as of December 31, 2025:

	Upon Death, Disability or Retirement		Upon a Change in Control
Name	Restricted Stock ($)	RSUs ($)(1)	Restricted Stock ($)	RSUs ($)
Jeffrey A. Gould	1,278,871	283,078	1,278,871	257,301
George Zweier(2)	750,435	—	750,435	—
Mitchell Gould	746,907	—	746,907	—
David W. Kalish(3)	812,469	208,938	812,469	189,913
Isaac Kalish	840,840	196,679	840,840	175,213
Steven Rosenzweig	486,070	152,564	486,070	136,004

(1)
Assumes that the target performance criteria is achieved and that there is no peer group adjustment. See “—Components of Executive Compensation—Long-Term Equity and Long-Term Equity Incentive Awards” and “—Outstanding Equity Awards at Fiscal Year End” and note 11 of our consolidated financial statements included in the Annual Report.

(2)	Upon his resignation in February 2026, his restricted stock vested and his RSUs were forfeited.
(3)
Because David Kalish is over 65 and has satisfied the period of service requirement, upon his retirement (i) a pro rata portion of his RSUs granted in 2023, 2024 and 2025 would vest in 2026, 2027 and 2028, respectively, as and to the extent the performance conditions are satisfied as of the end of the measurement period and (ii) all of the restricted stock would vest.

Our incentive plans generally provide, among other things, that if any payment or benefit that a participant in such plan would otherwise receive from us constitutes a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) and as a result would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such payment will either (i) be reduced to an amount equal to the largest portion of such payment that would result in no portion of such payment (after reduction) being subject to the Excise Tax or (ii) not be reduced, whichever approach, after taking into account all applicable taxes (including the Excise Tax), results in such participant’s receipt, on an after-tax basis, of the greatest amount of such payment.

PAY RATIO
We provide below a reasonable estimate of the relationship of the annual total compensation of Jeffrey A. Gould, our Chief Executive Officer and President, to the median annual total compensation of our employees (other than the CEO). For 2025:
•	the annual total compensation of our CEO, as reported in the Summary Compensation Table, was $1,912,560;
•	the median annual total compensation of all our employees (other than our CEO) was $381,349; and
•	our CEO’s annual total compensation was approximately 5 times that of the median of the annual total compensation of all our employees (other than our CEO).
In calculating this estimate, we included as our employees as of the December 31, 2025 measurement date, only those individuals to whom we are required by the Code to issue a Form W-2. We identified our median employee by calculating our employees’ total annual compensation in the same manner that the CEO’s total annual compensation is calculated for the Summary Compensation Table.
Companies adopt a variety of methodologies and apply various assumptions in presenting this ratio. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio we report.

PAY VERSUS PERFORMANCE
The following table sets forth information concerning the compensation of Jeffrey A. Gould, our principal executive officer (“PEO”), and our other named executive officers (i.e., Mitchell Gould, David W. Kalish, Ryan Baltimore (for 2024 only), Isaac Kalish (for 2024 and 2025 only), Matthew J. Gould (for 2023 only), George Zweier, and Steven Rosenzweig (for 2025 only) collectively referred to as the “NEOs”) and our financial and market performance for each indicated year:

Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO(2) ($)	Average Summary Compensation Table Total for NEOs ($)	Average Compensation Actually Paid to NEOs(1)(3) ($)	Value of Initial Fixed $100 Investment Based On	Net Income (millions) ($)
					Total Stockholder Return ($)
2025	1,912,560	1,667,518	776,679	579,690	89.19	(11.9)
2024	1,928,027	1,686,779	981,156	609,920	102.70	(9.8)
2023	1,882,891	1,319,498	883,300	563,173	99.93	3.9

(1)	See Note 6 to the Summary Compensation Table for information regarding the treatment of dividends and dividend equivalents payable on stock and similar awards.
(2)
Represents the amount of “compensation actually paid” to Jeffrey A. Gould, as computed in accordance with SEC requirements. Such amounts do not reflect the actual amount of compensation earned by or paid to Mr. Gould. See table immediately below for a reconciliation showing how “compensation actually paid” was calculated.

(3)
Represents the average amount of “compensation actually paid” to the NEOs as a group as computed in accordance with SEC requirements. Such amounts do not reflect the actual average amount of compensation earned by or paid to these NEOs as a group. See “— Compensation of NEOs.”

In accordance with SEC requirements, the following adjustments were made to Jeffrey A. Gould’s total compensation for the applicable year to determine the “compensation actually paid”:

Year	Reported Summary Compensation Table Total for PEO ($)	Reported Value of Equity Awards ($)	Equity Award Adjustments ($)	Compensation Actually Paid to PEO ($)
2025	1,912,560	(497,555)	252,513	1,667,518
2024	1,928,027	(555,486)	314,238	1,686,779
2023	1,882,891	(587,616)	24,223	1,319,498

The table below sets forth the manner in which Equity Award Adjustments in the immediately preceding table were calculated (see footnotes (1) – (6) below for the assumptions made in the valuations that differ materially from those disclosed as of the grant date of such equity awards:

Year	Year End Fair Value of Equity Awards ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Total Equity Award Adjustments ($)
2025	349,396(1)	80,535(1)	(16,348)(1)	252,513
2024	359,801(2)	72,238(2)	(117,801)	314,238
2023	386,940(4)	(351,343)(5)	(11,374)	24,223

(1)	With respect to the 2025 AFFO Awards, assumes that none of such awards would have vested at year-end 2025.
(2)	With respect to the 2024 AFFO Awards, assumes that none of such awards would have vested at year-end 2024.
(3)	With respect to the 2023 and 2022 AFFO awards, assumes that as of year-end 2024 that none of such awards would vest.
(4)	With respect to the 2021 AFFO Awards which vested in 2024, assumes that as of year-end 2023 100% of such awards would vest, of which 100% actually vested in 2024.
(5)	With respect to the 2023 AFFO Awards, assumes that none of such awards would have vested at year-end 2023.
(6)
With respect to the (A) 2022 RSU-AFFO awards, assumes that as of year-end (i) 2023, none of such awards would have vested and (ii) 2022, 99.65% of such awards would have vested and (B) the 2021 RSU-AFFO awards, assumes that 100% of such awards would have vested at the 2023 and 2022 year-end.

Compensation of NEOs
In accordance with SEC requirements, the following adjustments were made to average total compensation for the NEOs for each year to determine the “compensation actually paid” to this group:

Year	Average Reported Summary Compensation Table Total for NEOs ($)	Average Reported Value of Equity Awards ($)	Total Average Equity Award Adjustments ($)(1)	Average Compensation Actually Paid to NEOs ($)
2025	776,679	(299,535)	102,546	579,690
2024	981,156	(486,909)	115,673	609,920
2023	883,300	(341,054)	20,927	563,173

(1)
Although the vesting of David Kalish’s restricted stock would accelerate upon his retirement, as he has not retired, and consistent with the disclosure elsewhere in this proxy statement (except as otherwise indicated), we have not accelerated the vesting of such awards.

The table below sets forth the manner in which Average Equity Award Adjustments in the immediately preceding table were calculated:

Year	Average Year End Fair Value of Equity Awards ($)	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Total Average Equity Award Adjustments ($)
2025	173,203	(49,088)	(21,569)	102,546
2024	178,851	25,855	(89,033)	115,673
2023	268,410	(239,337)	(8,146)	20,927

Relationship between TSR and Net Income to Compensation Actually Paid
The following charts show the relationship of the compensation actually paid to our CEO and the average compensation actually paid to our NEOs to our cumulative total stockholder return (i.e., TSR) and net income for the periods indicated (TSR amounts reported in the graph assume an initial fixed investment of $100 and that all dividends, if any, were reinvested):

Compensation Actually Paid versus Cumulative TSR
Compensation Actually Paid
Value of Fixed $100 Investment
$1,800,000
$1,600,000
$1,400,000
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$0
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$0.00
$99.93
$102.70
$89.19
$1,319,498
$563,173
$1,686,779
$609,920
$1,667,518
$579,690
2023
2024
2025
PEO Compensation Actually Paid
Non-PEO NEO Average Compensation Actually Paid
BRT TSR

Compensation Actually Paid versus Net Income (Loss)
Compensation Actually Paid
$1,800,000
$1,600,000
$1,400,000
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$0
Net Income ($millions)
$6.0
$4.0
$2.0
$0.0
($2.0)
($4.0)
($6.0)
($8.0)
($10.0)
($12.0)
($14.0)
$3.9
($9.8)
($11.9)
$1,319,498
$563,173
$1,686,779
$609,920
$1,667,518
$579,690
2023
2024
2025
PEO Compensation Actually Paid
Non-PEO NEO Average Compensation Actually Paid
Net Income ($millions)

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Background and Information Regarding Certain of our Affiliates
Israel Rosenzweig, Chairman of our Board, is a Senior Vice President of One Liberty and a Senior Vice President of the managing general partner of Gould Investors. He is the father of (i) Steven Rosenzweig, our Senior Vice President – Legal, and an executive officer of the managing general partner of Gould Investors, and (ii) Alon Rosenzweig, our employee. Fredric H. Gould, a director, is Vice Chairman of the Board of Directors of One Liberty and was, through July 2, 2025, the sole owner of Majestic (as described below). He is the father of Jeffrey A. Gould and Matthew J. Gould. Jeffrey A. Gould, our President, Chief Executive Officer and a director, is a Senior Vice President and a director of One Liberty, a Senior Vice President/Manager of Majestic, shares control of the managing general partner of Gould Investors, and is the father of Ryan Gould, a Vice President of ours and Keith Gould, an employee of Gould Investors. Matthew J. Gould, our Senior Vice President and a director, is the Chairman of the Board of Directors of One Liberty, shares control of the managing general partner of Gould Investors, and is a Senior Vice President/Manager of Majestic. Each of David W. Kalish, Isaac Kalish (the son of David Kalish) and Mark H. Lundy, are executive officers of ours, One Liberty, Majestic and of the managing general partner of Gould Investors.
One Liberty is a real estate investment trust listed on the New York Stock Exchange that owns primarily a portfolio of industrial properties. Majestic, which is controlled by Messrs. Jeffrey A. Gould and Matthew J. Gould and is indirectly owned by them and certain of their family members, provides real property management services, real estate brokerage, and construction supervision services for us and affiliated and non-affiliated entities. Gould Investors is a master limited partnership that owns and operates a diversified portfolio of real estate and other assets. As of the record date, Gould Investors beneficially owns approximately 21.5% of our outstanding shares of common stock. Georgetown Partners is the managing general partner of Gould Investors. Matthew J. Gould and Jeffrey A. Gould control Georgetown Partners and Gould Investors.
Related Party Transactions
Our 2024 and 2025 Equity Awards and Equity Incentive Awards
The grant date fair value of the equity awards (i.e., restricted stock and RSUs) granted to our executive officers (other than our named executive officers) and certain related parties in 2024 and 2025, respectively, are as follows: Fredric H. Gould— $422,884 and $384,530; Mark H. Lundy—$352,981 and $375,339; Israel Rosenzweig — $86,366 and $155,866; Matthew J. Gould—$555,486 and $497,555; and Keith Gould $29,121 and $6,740. The grant date fair value of these awards was calculated in the manner described in note 4 of the Summary Compensation Table. These amounts reflect our accounting expense for these awards and do not correspond to the actual value, if, any that may be realized by these individuals.
Services
For performing Services in 2024 and 2025, the following executive officers and/or directors received, and it is anticipated will receive for performing Services in 2026, respectively, the compensation indicated: Fredric H. Gould, $210,000, $210,000 and $210,000; Matthew J. Gould $291,919, $307,974 and $308,000; Israel Rosenzweig, $43,840, $43,840 and $44,000; and Mark H. Lundy, $110,250, $115,763, and $115,000. Keith Gould will receive $115,000 in 2026 for performing Services. See “Executive Compensation—General” and, for information regarding named executive officers compensated for performing Services, see “Executive Compensation—Summary Compensation Table.”
Shared Services Agreement
We and certain related entities, including Gould Investors, One Liberty and Majestic occupy common office space and share certain services and personnel in common. The allocation of these general and administrative expenses among these entities is computed in accordance with the shared services agreement based on the estimated time devoted by executive, administrative and clerical personnel to the affairs of each participating entity to such agreement. In 2024 and 2025, the amount of general and administrative expenses allocated to us represents approximately 22.0% and 21.6%, respectively, of the total expenses allocated to all entities which are parties to the shared services agreement. Specifically, in 2024 and 2025, we paid $698,000 and $750,000, respectively, for common general and administrative expenses, including telecommunication services, computer services, bookkeeping, secretarial and other clerical services and legal and accounting services. In 2024, other than the executive officers identified in the Summary Compensation Table, Steven Rosenzweig was the only executive officer engaged by us on a part-time basis whose salary, bonus and benefits allocated to us in such year exceeded $120,000. The amounts allocated to us in 2024 for the services of Steven Rosenzweig was $180,859. In 2025, the executive officers identified in the Summary Compensation Table were the only executive officers engaged by us on a part-time basis in 2025 whose salary, bonus and benefits allocated to us in either of such years exceeded $120,000.
We obtain certain insurance (primarily property insurance) with Gould Investors and its affiliates and in 2024 and 2025, we reimbursed Gould Investors $28,000 and $30,000, respectively, for our share of insurance premiums.
Majestic
In 2024 and 2025, we paid Majestic fees of $37,000 and $36,000, respectively, representing, in the aggregate, less than 1% of the revenues of Majestic for each such period.
Miscellaneous
Alon Rosenzweig received compensation of $684,934 and $676,728 in 2024 and 2025, respectively (including $260,800 and $278,152 in base salary for 2024 and 2025, respectively, bonuses of $38,000 and $50,000 for 2024 and 2025, respectively, which were paid in 2025 and 2026, respectively, $312,358 and $290,182 for 2024 and 2025, representing the grant date fair value of awards of Equity Awards granted for service in 2024 and 2025, respectively, and perquisites of $57,860 and $58,394 for 2024 and 2025, respectively (including $51,750 and $52,500 of contributions to a defined contribution plan for 2024 and 2025, respectively)). His annual base salary for 2026 is $304,262.
Ryan Gould received compensation of $292,338 and $410,729 in 2024 and 2025, respectively (including $126,538 and $151,249 in base salary for 2024 and 2025, respectively, a bonus of $24,000 and $30,000 for 2024 and 2025, which was paid in 2025 and 2026, respectively), $121,250 and $203,380 representing the grant date fair value of the Equity Awards granted for service in 2024 and 2025, respectively, and perquisites of $20,550 and $26,100 for 2024 and 2025, respectively (including $20,550 and $26,100 of contributions to a defined contribution plan for 2024 and 2025, respectively)). His annual base salary for 2026 is $225,000.
Messrs. A. Rosenzweig and R. Gould participate in the welfare and other benefit plans generally made available to our employees.

PROPOSAL 2

ADVISORY APPROVAL OF THE COMPENSATION OF EXECUTIVES
Section 14A of the Exchange Act (“Section 14A”) requires that we seek a non-binding advisory vote from our stockholders to approve the compensation awarded as disclosed in this proxy statement to our named executive officers - for the purpose of this resolution, such officers are Jeffrey A. Gould, David W. Kalish, Isaac Kalish, Mitchell Gould, George Zweier and Steven Rosenzweig. Although the advisory vote is non-binding, the compensation committee and the Board will review the results of the vote and will consider our stockholders’ concerns and take them into account in future determinations concerning our executive compensation program. The Board of Directors recommends that you indicate your support for our compensation policies and procedures for these named executive officers, as outlined in the resolution below. Accordingly, the following resolution will be submitted for a stockholder vote at the Annual Meeting:
RESOLVED, that the stockholders approve, on an advisory basis, the compensation of Jeffrey A. Gould, David W. Kalish, Isaac Kalish, Mitchell Gould, George Zweier and Steven Rosenzweig, as disclosed in the proxy statement for the Company’s 2026 annual meeting of stockholders.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE ADOPTION OF THIS RESOLUTION.

PROPOSAL 3

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
General
The audit committee and the board of directors is seeking ratification of the appointment of Ernst & Young LLP (“E&Y”), as our independent registered public accounting firm for 2026. A representative of E&Y is expected to be present at our annual meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.
We are not required to have our stockholders ratify the selection of E&Y as our independent registered public accounting firm. We are doing so because we believe it is good corporate practice. If the stockholders do not ratify the selection, the audit committee will reconsider whether to retain E&Y, but may, in its discretion, decide to retain such firm. Even if the selection is ratified, the audit committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in our interest.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2026.
Audit and Other Fees
The following table presents E&Y’s fees for the services in the indicated years:

	2025	2024
Audit fees(1)	$853,182	$653,782
Audit-related fees	—	—
Tax fees	19,950	19,000
All other fees	—	5,000
Total fees	$873,132	$677,782

(1)
Includes fees for the audit of our annual consolidated financial statements, the review of the consolidated financial statements included in our quarterly reports on Form 10-Q and for services rendered in connection with registration statements filed with the SEC.

Pre-Approval Policy for Audit and Non-Audit Services
The audit committee annually reviews and approves the retention of our independent registered public accounting firm for each fiscal year and the audit of our financial statements for such fiscal year, including the fee associated with the audit. In addition, the audit committee approves the provision of tax related and other non-audit services. Any fees for the audit and any fees for non-audit services in excess of those approved by the audit committee must receive the prior approval of the audit committee.
Proposals for any non-audit services to be performed by our independent registered public accounting firm must be approved in advance by the audit committee.
For 2025, the audit committee pre-approved all of the audit, tax and non-audit services rendered by our independent registered public accounting firm.

REPORT OF THE AUDIT COMMITTEE
The information contained in this Report of the Audit Committee shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the SEC or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Exchange Act (except to the extent that we specifically incorporate this information by reference).
The role of the audit committee is to, among other things, select and engage our independent registered public accounting firm and to oversee and monitor our financial reporting process, the independence and performance of the independent registered public accounting firm and the functioning of our internal controls. It is management’s responsibility to prepare financial statements in accordance with generally accepted accounting principles and for the independent registered public accounting firm to perform an independent audit of the financial statements and to express an opinion on the conformity of those financial statements with generally accepted accounting principles.
In performing its duties, the audit committee:
•
reviewed and discussed our audited consolidated financial statements (including the schedules thereto) for the year ended December 31, 2025 (the “Audited Financial Statements”) with management and E&Y;

•	discussed with E&Y the matters required to be discussed by the Public Company Accounting Oversight Board (the “PCAOB”);
•	received from E&Y the written disclosures and the letter from E&Y regarding E&Y’s independence required by the applicable requirements of the PCAOB, and discussed with such firm its independence; and
•
based on the reviews and discussions referred to above, the audit committee recommended that the Audited Financial Statements be included in its Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.

Louis C. Grassi (Chairman)
Gary Hurand
Elie Y. Weiss

BRT APARTMENTS CORP. 2026 INCENTIVE PLAN
(PROPOSAL 4)
Highlights of the Plan
Set forth below are some of the highlights of the Plan:
•
Options, restricted stock, restricted stock units, and performance based awards may be granted to acquire up to an aggregate of 1,000,000 shares of common stock and dividend equivalent rights may be granted in tandem with RSUs and certain other performance based awards;

•	A non-management director may not be granted awards with respect to more than 10,000 shares in any year;
•	Options may not be granted at an exercise price per share that is less than 100% of the fair market value per share on the date of the grant;
•
Participants may not be granted more than 100,000 shares in any year pursuant to each type of award other than with respect to stock options as to which no more than 50,000 shares may be granted in each year;

•
Provides for a default two-year cliff vesting schedule; and we anticipate that, consistent with past practice, new awards of restricted stock and RSUs will be subject to five-year and three-year cliff vesting, respectively, and, for RSUs, satisfaction of market and/or performance conditions;

•	No default “single-trigger” vesting of awards; and
•
Without stockholder approval, we will not (i) reprice, replace or regrant, an outstanding option either in connection with the cancellation of such option or by amending an award agreement to lower the exercise price of such option, (ii) cancel outstanding options in exchange for cash or other awards; and (iii) repurchase outstanding unvested restricted stock or unvested RSUs in exchange for cash.

General
The Board has approved, subject to stockholder approval, the adoption of the BRT Apartments Corp. 2026 Incentive Plan. The Board believes that granting equity based compensation is an important component of our compensation structure. The purpose of the Plan is to motivate, retain and attract employees, officers and directors of experience and ability and to further our financial success by aligning the interests of participants in the Plan, through the ownership of shares of common stock, with the interests of our stockholders.
As of the close of business on the record date, an aggregate of 699,327 shares of restricted stock and shares subject to RSUs (i.e., 313,901 shares of restricted stock and 385,426 shares subject to RSUs, including 42,826 shares issuable pursuant to the peer group adjustment) issued pursuant to our equity incentive plans, other than the Plan, are outstanding. See “Executive Compensation—Long-Term Equity and Long-Term Equity Incentive Awards” and “Executive Compensation—Outstanding Equity Awards at Fiscal Year End.” There are 300,673 shares available to be awarded pursuant to our 2024 Incentive Plan, which we refer to as the 2024 Plan, and if stockholders adopt the Plan, no further awards will be made under the 2024 Plan. The closing price of a share of our common stock on the New York Stock Exchange on April 13, 2026 was $14.11.
The following summary of major features of the Plan is qualified in its entirety by reference to the actual text of the Plan, set forth as Annex A.
Shares Subject to the Plan
The total number of shares available for grant under the Plan will not exceed 1,000,000 shares. The Plan authorizes the discretionary grant of (i) incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code”, (ii) non-qualified stock options, (iii) restricted stock, (iv) restricted stock units, (v) dividend equivalent rights and (vi) performance-based awards. The shares available for issuance under the Plan will be authorized but unissued common shares. Shares related to awards that are forfeited, cancelled, terminated or expire unexercised will be available for grant under the Plan. Neither shares tendered by a participant to pay the exercise price of an award, nor any shares withheld by us for taxes, will be available for future grants under the Plan. In the event of a stock dividend or stock split affecting our shares, the number of shares issuable and issued under the Plan and the number of shares covered by and the exercise price and other terms of outstanding awards will be adjusted proportionally or as otherwise determined by the compensation committee.
Administration of the Plan
The Plan will be administered by our compensation committee which, to the extent deemed necessary by the Board, will consist of two or more persons who satisfy the requirements for a “non-employee director” under Rule 16(b) under the Exchange Act. The compensation committee has authority to administer and construe the Plan in accordance with its provisions, including the power to (a) determine persons eligible for awards, (b) prescribe the terms and conditions of awards granted under the Plan, (c) adopt rules for the administration, interpretation and application of the Plan which are consistent with the Plan and (d) establish, interpret, amend or revoke any such rules. A non-management director may not be granted awards with respect to more than 10,000 shares in any calendar year.
Options
Stock options entitle the holder to purchase a specified number of shares at a specified exercise price subject to the terms and conditions of the option grant. The purchase price per share for each stock option is determined by the compensation committee, but must be at least 100% of the fair market value per share on the date of grant. The aggregate fair market value of shares with respect to which incentive stock options are exercisable for the first time by an individual during any calendar year cannot exceed $100,000. To the extent that the fair market value of shares with respect to which incentive stock options become exercisable for the first time during any calendar year exceeds $100,000, the portion in excess of $100,000 will be treated as a non-qualified option. Options granted under the Plan may be exercisable for a term up to ten years. If a participant owns more than 10% of the total voting power of all classes of our shares at the time the participant is granted an incentive stock option, the purchase price per share for such option cannot be less than 110% of the fair market value per share on the date of grant and the term of such option cannot exceed five years.
Restricted Stock and RSUs
Restricted stock are shares that may not be sold, transferred, gifted, bequeathed, pledged, assigned or otherwise disposed of until the end of a specified restriction period. Restricted stock units, or RSUs, represent the right, upon satisfaction of specified conditions, to receive shares and are subject to the same restrictions on transferability applicable to restricted stock. RSUs and shares of restricted stock will be issued at the beginning of the restriction period and the compensation committee shall set restrictions and other conditions applicable to the vesting of such award, including restrictions based on the achievement of specific performance goals, time based restrictions or any other basis determined by the compensation committee.
Generally, recipients of restricted stock have the right to vote such shares and to receive and retain cash dividends and other distributions, if any, paid thereon. Recipients of RSUs are not entitled to dividends (except to the extent a dividend equivalent right is granted in tandem with an RSU) or vote with respect to the underlying shares until such units vest. Recipients of these awards will not be entitled to delivery of the stock certificate (or its equivalent) representing the shares until the applicable restrictions have been satisfied. The Plan provides that except as otherwise determined by the compensation committee, shares of restricted stock will vest in full on the second anniversary of the date of grant, subject to the recipient’s continued service with us, or upon the recipient’s earlier death, disability or retirement. Restricted stock or RSUs that do not vest as provided in the applicable award agreement will be forfeited and the recipient of such award will not have any rights after such forfeiture with respect to such award other than, with respect to shares of restricted stock, to retain dividends paid prior thereto.
Dividend Equivalent Rights
The Plan allows the compensation committee to grant dividend equivalents rights in tandem with the grant of RSUs and performance based awards (other than restricted stock and options). These rights entitle the holder to receive an amount of cash equal to the cash distributions that would have been paid on shares underlying the award to which such right relates, as if such shares were outstanding during the period beginning with the grant date (or if otherwise determined by the compensation committee, the beginning of the performance cycle) of the award to which such dividend equivalent right relates through the vesting date (or if otherwise determined by the compensation committee, the conclusion of the performance cycle) of such award. Dividend equivalents rights will only vest to the extent the related award vests.

Performance Based Awards
Performance based awards will be made by the issuance of RSUs or other awards, or a combination thereof, contingent upon the attainment, as established by the compensation committee, of one or more performance goals (described below) over a specified period. The maximum number of shares with respect to which a participant may be granted performance based awards in any calendar year is 100,000 shares.
The terms and conditions of a performance based award will provide for the vesting of the award to be contingent upon the achievement of one or more specified performance goals that the compensation committee establishes. For this purpose, “performance goals” means, for a performance cycle, the specific goals that the compensation committee establishes that may be based on one or more of the following performance criteria:
•	pre-tax income,
•	after-tax income,
•	net income (meaning net income as reflected in our financial reports for the applicable period),
•	operating income (including net operating income),
•	any one or more of cash flow, cash flow from operations, and free cash flow,
•	return on any one or more of equity, capital, invested capital and assets,
•	funds available for distribution,
•	occupancy rate at any one or more of our properties,
•	total stockholder return,
•	funds from operations (“FFO”), as computed in accordance with standards established by the National Association of Real Estate Investment Trusts,
•
adjusted FFO (i.e., adjusting FFO to give effect to any one or more of the following: straight-line rent, amortization of lease tangibles, lease termination fee income, amortization of restricted stock or other non-cash compensation expense, amortization and/or write-off of deferred financing costs, deferred mortgage and debt prepayment costs),

•	stock appreciation (meaning an increase in the price or value of the shares after the date of grant of an award and during the applicable period),
•	gains and/or losses on property sales,
•	revenues,
•	assets,
•
earnings before any one or more of the following items: interest, taxes, impairment charges, depreciation or amortization for the applicable period, as reflected in our financial reports for the applicable period,

•	reduction in expense levels,
•	operating cost management and employee productivity,
•
strategic business criteria consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, cost targets and goals relating to acquisition or divestitures,

•	achievement of business or operational goals such as market share and/or business development; and
•	such other metrics or criteria as the compensation committee may establish or select.
The performance goals need not be the same with respect to all participants and may be in the aggregate or on a per share basis (whether diluted or undiluted), may be based on an absolute or relative basis, may be based on our performance compared to the performance of businesses or indices specified by the compensation committee, may be compared to any prior period, may be based on a company-wide basis or in respect of any one or more business units, may be adjusted for non-controlling interests, and any one or more of the foregoing.

Amendment and Termination of the Plan
No awards may be made under the Plan on or after the tenth anniversary of the Plan’s effective date. Our Board may amend, suspend or terminate the Plan at any time for any reason provided that no amendment, suspension or termination may impair rights or obligations under any outstanding award without the participant’s consent or violate the Plan’s prohibition on repricing (i.e., the replacing or regranting of an option in connection with the cancellation of the option or by amending an award agreement to lower the exercise price of an option or the cancellation of any award in exchange for cash). The stockholders must approve any amendment: (i) if such approval is required under applicable law or stock exchange requirements; or (ii) that changes the no-repricing provisions of the Plan.
Clawbacks; Compliance with Laws; Compliance with REIT Requirements
The grant of awards and the issuance of shares under the Plan is subject to all applicable laws, rules and regulations, approvals by governmental and quasi-governmental authorities and the applicable provisions of any claw-back policy implemented by us, whether implemented prior to or after the grant of such award.
If a recipient’s relationship with us is terminated for cause (e.g., insubordination, dishonesty, incompetence, moral turpitude, the refusal to perform such person’s duties and responsibilities and other misconduct, as determined by the compensation committee), then (i) all options (except to the extent exercised) immediately terminate and (ii) the recipient’s rights to all restricted stock, RSUs and performance share awards (except to the extent such awards have vested) are forfeited immediately.
Awards are not exercisable if such award or its exercise could cause the participant to be in violation of any restrictions on ownership and transfer of our securities, or if, in the discretion of the compensation committee, such award could otherwise impair our status as a real estate investment trust under the Code.
Change in Control
The Plan does not provide for the automatic vesting of awards upon a change in control of the Company. If the compensation committee determines that a change in control has occurred, such committee and the board of directors or other managing body of the surviving or acquiring entity may make appropriate provisions for the continuation or assumption of outstanding awards granted pursuant to the Plan, or may provide for the acceleration of vesting with respect to existing awards.
Federal Income Tax Consequences
The federal tax rules applicable to awards granted under the Plan are summarized below. This summary omits the tax laws of any municipality, state, or foreign country in which a recipient resides.
Stock option grants under the Plan may be intended to qualify as incentive stock options under Section 422 of the Code or may be non-qualified stock options governed by Section 83 of the Code. Generally, federal income tax is not due from a recipient upon the grant of a stock option, and a deduction is not taken by us. Under current tax laws, if a recipient exercises a non-qualified stock option, he or she will have taxable income equal to the difference between the market price of the common shares on the exercise date and the stock option exercise price. We are entitled to a corresponding deduction on our income tax return.
A recipient will not have any taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply), and we will not receive a deduction when an incentive stock option is exercised. The tax treatment of a disposition of shares acquired through the exercise of a stock option depends on how long the shares were held and whether the shares were acquired by exercising an incentive stock option or a non-qualified stock option. We may be entitled to a deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable holding periods have been satisfied.
Generally, taxes are not due from the recipient or owed by us when a grant of restricted stock, RSUs or performance based awards is initially made (unless the recipient of a restricted stock award makes an election under Section 83(b) of the Code in which case it is taxed at the time of grant), but the award becomes taxable when it is no longer subject to a “substantial risk of forfeiture” (i.e., it becomes vested or transferable), in the case of restricted stock, or when shares are issuable in connection with vesting, in the case of an RSU or performance based award. Except with respect to awards for which a Section 83(b) election is made, income tax is paid on the value of the stock units or awards at ordinary rates when the restrictions lapse, and then at capital gain rates on any additional appreciation when the shares are sold (if the applicable holding period has been satisfied). Generally, we will be entitled to a deduction equal to the amount of ordinary income recognized by the recipient at the time the recipient recognizes such income for tax purposes.
The grant of dividend equivalents rights generally will have no federal income tax consequences for the recipient. Generally, the recipient will recognize ordinary income on the amount distributed to the recipient pursuant to such dividend equivalent rights. Generally, we will be entitled to a deduction equal to the amount of ordinary income recognized by the recipient at the time the recipient recognizes such income for tax purposes.
Section 409A of the Code:
•	affects taxation of awards to employees but does not affect our ability to deduct deferred compensation,
•	does not apply to incentive stock options, non-qualified stock options (that are not discounted), and restricted stock, provided that there is no deferral of income beyond the vesting date and
•	applies to RSUs, dividend equivalent rights and performance units, if payment or settlement is deferred beyond the “short-term deferral period” under the Section 409A regulations.

New Plan Benefits Table
We have not determined the type, amount or recipients of awards under the 2026 Plan. Accordingly, we provide the following table which reflects the awards granted in 2025 pursuant to the 2024 Plan to the persons and groups indicated as if such grants were made pursuant to the 2026 Plan. These awards were in the form of restricted stock that vest on a “cliff-vesting” basis five years after grant and RSUs that vest after three years subject to the achievement of market and/or performance goals. See “Executive Compensation –Grant of Plan Based Awards” for additional information regarding the equity awards granted in 2025.

Name and Position	Dollar Value(1)	Number of Units(1)
Jeffrey A. Gould, President and Chief Executive Office	379,583	25,822
David W. Kalish, Senior Vice President – Finance	250,091	17,013
Isaac Kalish, Senior Vice President and Chief Financial Officer	260,925	17,750
Steven Rosenzweig, Senior Vice President–Legal	180,722	12,294
Executive group (4 individuals)	1,165,004	79,252
Non-executive director group (7 individuals)	437,325	29,750
Non-executive officer and employee group (40 individuals)	2,091,163	142,256

(1)
Reflects the number of units (i.e., shares of common stock subject to restricted stock awards and RSUs) multiplied by $14.7, the closing price of our common stock on December 31, 2025. Does not give effect to the peer group adjustment.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE PROPOSAL TO ADOPT THE BRT APARTMENTS CORP. 2026 INCENTIVE PLAN.
DELINQUENT SECTION 16(a) REPORTS
Gould Investors Matthew J. Gould and Jeffrey A. Gould each filed one report late with respect to the transactions completed on October 13, 2025.
ADDITIONAL INFORMATION AND NOTICE OF INTERNET AVAILABILITY OF
PROXY MATERIALS
As of the date of this proxy statement, we do not know of any business that will be presented for consideration at the meeting other than the items referred to in the Notice of the Meeting. Subject to applicable law, if any other matter is properly brought before the meeting for action by stockholders, the holders of the proxies will vote and act with respect to the business in accordance with their best judgment and discretionary authority to do so is conferred by the enclosed proxy. Our Conduct Code, corporate governance guidelines and the charters for our audit, compensation and nominating committees are available under the “Corporate Governance” tab at www.brtapartments.com.
This proxy statement (including the notice of meeting), the proxy card and our Annual Report are available at www.brtapartments.com/annualmeetingmaterials.pdf.
By order of the Board of Directors,

S. Asher Gaffney,
Corporate Secretary

April 20, 2026

Annex A
BRT APARTMENTS CORP.
2026 INCENTIVE PLAN
SECTION 1
EFFECTIVE DATE AND PURPOSE
1.1 Effective Date. This Plan (as defined) shall become effective upon approval by the stockholders of the Company (as defined), as and to the extent required by the listing requirements of the New York Stock Exchange.
1.2 Purpose of the Plan. The Plan is designed to motivate, retain and attract Participants (as defined) of experience and ability and to further the financial success of the Company by aligning the interests of Participants through the ownership of Shares (as defined) with the interests of the Company’s stockholders.
SECTION 2
DEFINITIONS
The following terms shall have the following meanings (whether used in the singular or plural) unless a different meaning is plainly required by the context:
“1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or a regulation thereunder shall include any regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
“Affiliate” or “Affiliates” has the meaning ascribed to such term by Rule 501 promulgated under the Securities Act of 1933, as amended.
“Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, Restricted Stock Units, Dividend Equivalent Rights and Performance Share Awards.
“Award Agreement” means either (1) the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan or (2) a statement (including an electronic communication) issued by the Company to a Participant describing the terms and provisions of such Award.
“Board” or “Board of Directors” means the Board of Directors of the Company, or any analogous governing body of any successor to the Company.
“Change in Control” means any of the following:
(i) the acquisition (other than from the Company) in one or more transactions by any person (as such term is used in Section 13(d) of the 1934 Act) of the beneficial ownership (within the meaning of Rule 13d-3 under the 1934 Act) of 25% or more of (A) the then outstanding Shares or (B) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Company Voting Stock”); provided, however, the provision of this clause (i) is not applicable to acquisitions made individually, or as a group, by Fredric H. Gould, Matthew J. Gould and Jeffrey A. Gould, and their respective spouses, lineal descendants and Affiliates;
(ii) individuals who, as of the date of the Award, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date of such Award whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Regulation 14A promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board;
(iii) the closing of a sale or other conveyance of all or substantially all of the assets of the Company outside the ordinary course of the Company’s business; or

(iv) the effective time of any merger, share exchange, consolidation, or other business combination involving the Company if immediately after such transaction persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who, immediately prior to such transaction, held the Company’s Voting Stock.
Notwithstanding the foregoing, if the term “Change in Control” is being used in a context where it is required to meet the definition of such term under Section 409A of the Code, then a “Change in Control” shall not be deemed to have occurred under the foregoing definition unless the transaction or occurrence constitutes a change in control for purposes of Section 409A of the Code.
The Board shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder.
“Committee” means the Compensation Committee of the Board or any other committee of the Board appointed to administer the Plan.
“Company” means BRT Apartments Corp., a Maryland corporation.
“Company Voting Stock” has the meaning ascribed to such term under the definition of Change in Control.
“Disability” or “Disabled” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.
“Dividend Equivalent Right” means an Award granted pursuant to Section 9, entitling the Participant to receive an amount of cash equal to the cash distributions that would have been paid on the Shares specified in the Award to which such Dividend Equivalent Right relates, as if such Shares had been issued to and held by the Participant holding such Dividend Equivalent Right during the period beginning with the grant date (or if otherwise determined by the Committee, the beginning of the Performance Cycle) of the Award to which the Dividend Equivalent Right relates through the vesting date of such award (or if otherwise determined by the Committee, the conclusion of such Performance Cycle).
“Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.
“Fair Market Value” means, as of any given date: (i) the closing sales price of the Shares on any national securities exchange on which the Shares are listed; (ii) the closing sales price if the Shares are listed on the OTCBB or other over the counter market; or (iii) if there is no regular public trading market for such Shares, the fair market value of the Shares as determined by the Committee.
“Grant Date” means, with respect to an Award, the effective date that such Award is granted to a Participant.
“Incentive Stock Option” means an Option to purchase Shares which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.
“Incumbent Board” has the meaning ascribed to such term under the definition of Change in Control.
“Non-management director” means a director who, in the applicable calendar year, was not compensated, directly or indirectly, by the Company, any Subsidiary or any of their Affiliates, other than compensation for service as a director or as a member of any committee of the Board.
“Non-qualified Stock Option” means an Option to purchase Shares which is not an Incentive Stock Option.
“Option” means an Incentive Stock Option or a Nonqualified Stock Option.
“Participant” means an officer, employee, director or consultant of the Company or any of its Subsidiaries.

“Performance-Based Award” means an Award granted pursuant to Section 8 of the Plan.
“Performance Criteria” shall mean any, a combination of, or all of the following: (i) pre-tax income, (ii) after-tax income, (iii) net income (meaning net income as reflected in the Company’s financial reports for the applicable period), (iv) operating income (including net operating income), (v) cash flow, cash flow from operations, free cash flow and any one or more of the foregoing, (vi) return on any one or more of equity, capital, invested capital and assets, (vii) funds available for distribution, (viii) occupancy rate at any one or more of the Company’s or its Subsidiaries’ properties, (ix) total stockholder return, (x) funds from operations (“FFO”), as computed in accordance with standards established by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”), (xi) adjusted FFO (i.e., adjusting FFO to give effect to any one or more of the following: straight-line rent, amortization of lease intangibles, lease termination fee income, amortization of restricted stock or other non-cash compensation expense, amortization and/or write-off of deferred financing costs, deferred mortgage costs and debt prepayment costs), (xii) stock appreciation (meaning an increase in the price or value of the Shares after the date of grant of an award and during the applicable period), (xiii) revenues, (xiv) assets, (xv) earnings before any one or more of the following items: interest, taxes, impairment charges, depreciation or amortization for the applicable period, as reflected in the Company’s financial reports for the applicable period, (xvi) gains or losses on sales of properties, (xvii) reduction in expense levels, (xviii) operating cost management and employee productivity, (xix) strategic business criteria consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, cost targets and goals relating to acquisition or divestitures; (xx) achievement of business or operational goals such as market share and/or business development, and (xxi) such other metrics or criteria as the Committee may establish or select. Performance Criteria need not be the same with respect to all Participants and may be established on an aggregate or per share basis (diluted or undiluted), may be based on performance compared to performance by businesses or indices specified by the Committee, may be compared to any prior period, may be based on a company-wide basis or in respect of any one or more business units, may be measured on an absolute or relative basis, may be adjusted for non-controlling interests, and any one or more of the foregoing. All calculations and financial accounting matters relevant to this Plan shall be determined in accordance with GAAP, except as otherwise directed by the Committee.
“Performance Cycle” means one or more periods of time which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participants right to and the payment of a Restricted Stock Award, Restricted Stock Unit, Option or Performance Share Award.
“Performance Goals” means for a Performance Cycle, the applicable Performance Criteria.
“Period of Restriction” means the period during which an Award granted hereunder is subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of Performance Goals or the occurrence of other events as determined by the Committee.
“Plan” means the BRT Apartments Corp. 2026 Incentive Plan, as set forth in this instrument, and as hereafter amended from time to time.
“Restricted Stock” means an Award of Shares, the grant, issuance, retention and/or vesting of which is subject to such conditions as are expressed in the Award Agreement and as contemplated herein.
“Restricted Stock Unit” or “RSU” means an Award of a right to receive one Share, the grant, issuance, retention and/or vesting of which is subject to such conditions as are expressed in the Award Agreement and as contemplated herein.
“Retirement” means (i) a director who has attained the age of 65 years who resigns or retires from the Board or does not stand for re-election to the Board and has served continuously as a director of the Company for not less than six consecutive years, and (ii) an officer or employee of, or consultant to, the Company or one of its Subsidiaries who has attained the age of 65 years who resigns or retires from the Company or one of its Subsidiaries and has served in any such capacity with the Company or one of its Subsidiaries for not less than ten consecutive years at the time of retirement or resignation.
“Shares” means the shares of common stock, $0.01 par value per share, of the Company, or any other security of the Company determined by the Committee pursuant to Section 5.3.

“Subsidiary” means (i) a corporation, association or other business entity of which 50% or more of the total combined voting power of all classes of capital stock is owned, directly or indirectly, by the Company or by one or more Subsidiaries of the Company or by the Company and one or more Subsidiaries of the Company, (ii) any partnership or limited liability company of which 50% or more of the capital and profit interests is owned, directly or indirectly, by the Company or by one or more Subsidiaries of the Company or by the Company and one or more Subsidiaries of the Company, or (iii) any other entity not described in clauses (i) or (ii) above of which 50% or more of the ownership and the power, pursuant to a written contract or agreement, to direct the policies and management or the financial and the other affairs thereof, are owned or controlled by the Company or by one or more Subsidiaries of the Company or by the Company and one or more Subsidiaries of the Company.
SECTION 3
ELIGIBILITY
3.1 Participants. Awards may be granted in the discretion of the Committee to officers, employees, directors of, or consultants to the Company or its Subsidiaries.
3.2 Non-Uniformity. Awards granted hereunder need not be uniform among eligible Participants and may reflect distinctions based on title, compensation, responsibility or any other factor the Committee deems appropriate.
SECTION 4
ADMINISTRATION
4.1 The Committee. The Plan will be administered by the Committee, which, to the extent deemed necessary by the Board, will consist of two or more persons who satisfy the requirements for a “non-employee director” under Rule 16b-3 promulgated under the 1934 Act. The members of the Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. In the absence of such appointment, the Board of Directors shall serve as the Committee and shall have all of the responsibilities, duties, and authority of the Committee set forth herein.
4.2 Authority of the Committee. Subject to applicable law, the Committee shall have the exclusive authority to administer and construe the Plan in accordance with its provisions. The Committee’s authority shall include, without limitation, the power to (a) determine persons eligible for Awards, (b) prescribe the terms and conditions of the Awards, (c) construe and interpret the Plan, the Awards and any Award Agreement, (d) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, (e) establish, interpret, amend or revoke any such rules, and (f) in its sole discretion, provide for acceleration of vesting, exercisability or payment of any Award, including but not limited to in connection with a Change in Control. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more officers of the Company to the extent permitted by law.
4.3 Decisions Binding. All determinations and decisions made by the Committee and any of its delegates pursuant to Section 4.2 shall be final, conclusive and binding on all persons, and shall be given the maximum deference permitted by law.
4.4 Limitation on Awards Granted to Non-management directors. The maximum number of Shares issuable pursuant to Awards that may be granted to a Non-management director in any calendar year shall not exceed 10,000 Shares.
SECTION 5
SHARES SUBJECT TO THE PLAN
5.1 Number of Shares. Subject to adjustment as provided in Section 5.3, the total number of Shares available for grant under the Plan shall not exceed 1,000,000 Shares. The Shares available for issuance under the Plan shall be authorized but unissued Shares of the Company.
5.2 Lapsed Awards. Unless determined otherwise by the Committee, Shares related to Awards that are forfeited, cancelled, terminated or expire unexercised, shall be available for grant under the Plan. Shares that are tendered by a Participant to the Company in connection with the exercise of an Award, withheld from issuance in connection with a Participant’s payment of tax withholding liability, or settled in such other manner so that a portion or all of the Shares included in an Award are not issued to a Participant shall not be available for grant under the Plan.

5.3 Adjustments in Awards and Authorized Shares. In the event of a stock dividend or stock split, the number of Shares subject to the Plan, outstanding Awards and the numerical amounts set forth in Sections 5, 6, 7 and 8 shall automatically be adjusted proportionally, except to the extent directed otherwise by the Committee. In the event of a merger, reorganization, consolidation, recapitalization, separation, liquidation, combination or other similar change in the structure of the Company affecting the Shares, the Committee shall adjust the number and class of Shares which may be delivered under the Plan, the number, class and price of Shares subject to outstanding Awards, and the numerical limits of Sections 5, 6, 7 and 8, proportionally, or in such other manner as the Committee shall determine to be advisable or appropriate. Any such numerical limitations shall be subject to adjustment under this Section only to the extent such adjustment will not affect the ability to grant or the qualification of Incentive Stock Options under the Plan or subject the Participant to taxes, penalties and interest imposed under section 409A(a)(1) of the Code.
5.4 Restrictions on Transferability. The Committee may impose such restrictions on any Award, Award of Shares or Shares acquired pursuant to an Award as it deems advisable or appropriate, including, but not limited to, restrictions related to applicable Federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, and any blue sky or state securities laws.
SECTION 6
STOCK OPTIONS
6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants at any time and from time to time as determined by the Committee. The Committee shall determine the number of Shares subject to each Option. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or any combination thereof. The maximum aggregate number of Shares underlying Options granted in any one calendar year to an individual Participant is 50,000.
6.2 Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option, any conditions on exercise of the Option and such other terms and conditions as the Committee shall determine, including terms regarding forfeiture of Awards or continued exercisability of Awards in the event of a Change in Control or termination of employment by the Participant.
6.3 Exercise Price. The Exercise Price for each Option shall be determined by the Committee and shall be provided in each Award Agreement; provided, however, the Exercise Price for each Option may not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date. In the case of an Incentive Stock Option, the Exercise Price shall be not less than one hundred ten percent (110%) of the Fair Market Value of a Share if the Participant (together with persons whose stock ownership is attributed to the Participant pursuant to section 424(d) of the Code) owns on the Grant Date stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries.
6.4 Expiration of Options. Except as provided in Section 6.7(c) regarding Incentive Stock Options, each Option shall terminate upon the earliest to occur of (i) the date(s) for termination of the Option set forth in the Award Agreement or (ii) the expiration of ten (10) years from the Grant Date. Subject to such limits, the Committee shall provide in each Award Agreement when each Option expires and becomes un-exercisable. Except as set forth in an Award Agreement or as provided by the Committee, upon Retirement of a Participant, an Option may be exercised by such Participant to the extent it was exercisable on the effective date of the Retirement and shall be exercisable for a period of six months from the effective date of such Retirement, but not later than the expiration of the maximum term such Option. The Committee may not, after an Option is granted, extend the maximum term of the Option.
6.5 Exercisability of Options. Options granted under the Plan shall be exercisable, in whole or in part, at such times and be subject to such restrictions and conditions as the Committee shall determine. After an Option is granted, the Committee may accelerate or waive any condition constituting a substantial risk of forfeiture applicable to the Option.
6.6 Payment. Options shall be exercised by a Participant’s delivery of a written notice of exercise to the Secretary of the Company (or his or her designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. Upon the exercise of an Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee may permit exercise (a) by the Participant tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, (b) the Participant tendering a combination of cash and previously acquired Shares equal to total Exercise Price (the Shares tendered being valued at Fair Market Value at the time of exercise), or (c) by any other means which the Committee determines to provide legal consideration for the Shares, and to be consistent with the purposes of the Plan. As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Company shall deliver, or cause to be delivered, to the Participant, evidence of such Participant’s ownership of such Shares. No right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares as to which the Option has been exercised until the records of the Company or its transfer agent reflect the issuance of such Shares. No adjustment will be made for a dividend or other rights for which a record date is established prior to the date the records of the Company or its transfer agent reflect the issuance of the Shares upon exercise of the Options.
6.7 Certain Additional Provisions for Incentive Stock Options.
(a) Exercisability. The aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company, any parent and its Subsidiaries) shall not exceed $100,000. The portion of the Option which is in excess of the $100,000 limitation shall be treated as a Non-Qualified Option pursuant to Section 422(d)(1) of the Code.
(b) Company and Subsidiaries Only. Incentive Stock Options may be granted only to Participants who are officers or other employees of the Company or a Subsidiary on the Grant Date.
(c) Expiration. No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Grant Date. In the case of an Incentive Stock Option that is granted to a Participant who (together with persons whose stock ownership is attributed to the Participant pursuant to Section 424(d) of the Code) owns on the Grant Date stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the term of such Incentive Stock Option shall be no more than five years from the Grant Date.
6.8 Restriction on Transfer. Except as otherwise determined by the Committee or as set forth in the Award Agreement, no Option may be transferred, gifted, pledged, assigned, or otherwise alienated or hypothecated, voluntarily or involuntarily. Upon the death or Disability of a Participant, an Option may be exercised by the duly appointed personal representative of the deceased Participant or in the event of a Disability by the Participant or the duly appointed attorney-in-fact, guardian or custodian of the Disabled Participant to the extent the Option was exercisable on the date of death or the date of Disability and shall be exercisable for a period of six months from the date of death or the date of Disability.
6.9 Repricing of Options. Without stockholder approval, (i) the Company will not reprice, replace or regrant an outstanding Option either in connection with the cancellation of such Option or by amending an Award Agreement to lower the exercise price of such Option, and (ii) the Company will not cancel outstanding Options in exchange for cash or other Awards.
6.10 Voting Rights. A Participant shall have no voting rights with respect to any Options granted hereunder.
SECTION 7
RESTRICTED STOCK AND RESTRICTED STOCK UNITS
7.1 Grant of Restricted Stock and Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or RSUs to Participants in such amounts as the Committee shall determine. The Committee shall determine the number of Shares of Restricted Stock and/or RSUs to be granted to each Participant and the time when each Award shall be granted. No more than 100,000 Shares of each of Restricted Stock and Shares underlying RSUs may be granted to any individual Participant in any one calendar year.
7.2 Restricted Stock and RSU Agreements. Each Award of Restricted Stock and RSUs shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares of Restricted Stock granted, the number of Shares subject to an RSU, any applicable Performance Goals and Performance Cycle, and such other terms and conditions as the Committee shall determine, including terms regarding forfeiture of Awards in the event of termination of employment by the Participant or termination of the Participant’s relationship with the Company as a director, officer or consultant.

7.3 Transferability. Except as otherwise determined by the Committee or as set forth in the Award Agreement, Shares of Restricted Stock and RSUs (including Shares underlying RSUs) may not be sold, transferred, gifted, bequeathed, pledged, assigned, or otherwise alienated or hypothecated, voluntarily or involuntarily, until the end of the applicable Period of Restriction and the satisfaction, in whole or in part, of any applicable Performance Goals within the applicable Performance Cycle. Without stockholder approval, the Company will not, except as otherwise provided for in the Plan, repurchase outstanding unvested Restricted Stock or unvested RSUs in exchange for cash.
7.4 Other Restrictions. The Committee may impose such other restrictions on Shares of Restricted Stock and RSUs (including Shares underlying RSUs) as it may deem advisable or appropriate in accordance with this Section 7.4.
(a) General Restrictions. The Committee may set one or more restrictions based upon (a) the achievement of specific Performance Goals, (b) applicable Federal or state securities laws, (c) time-based restrictions, or (d) any other restrictions determined by the Committee, including the occurrence of a Change in Control. Unless otherwise provided in an Award Agreement, the Period of Restriction shall be two (2) year cliff vesting period, with accelerated full vesting upon death, Disability or Retirement.
(b) Methods of Implementing Restrictions. The Committee may take such action as it, in its sole discretion, deems appropriate to give notice to the Participant of, and implement, the restrictions imposed pursuant to Section 7.
7.5 Removal of Restrictions. After the end of the Period of Restriction, the Shares (including the Shares underlying the RSUs) shall be freely transferable by the Participant, subject to any other restrictions on transfer (including without limitation, limitations imposed pursuant to the Company’s organizational documents) which may apply to such Shares.
7.6 Voting Rights. Participants holding (a) Shares of Restricted Stock shall have voting rights during the Period of Restriction and (b) RSUs shall not have voting rights during the Period of Restriction.
7.7 Dividends and Other Distributions. Except as otherwise determined by the Committee and set forth in the Award Agreement, Participants holding (a) Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to the Shares during the Period of Restriction and (b) except to the extent a Dividend Equivalent Right is granted in tandem with an RSU, RSUs shall not be entitled to receive any dividends or other distributions paid with respect to the underlying Shares during the Period of Restriction.
SECTION 8
PERFORMANCE-BASED AWARDS
8.1 Performance-Based Awards. Participants selected by the Committee may be granted one or more Performance Awards in the form of Options, Restricted Stock, Restricted Stock Units, Dividend Equivalent Rights or Performance Share Awards payable upon the attainment of Performance Goals that are established by the Committee and related to one or more of the Performance Criteria, in each case on a specified date or dates or over a Performance Cycle as determined by the Committee. The Committee shall define the manner of calculating the Performance Criteria it selects to use for any Performance Cycle. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of an individual. The Committee, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Cycle in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; provided, however, that the Committee may not exercise such discretion in a manner that would increase the Performance-Based Award granted to a Participant. Performance Awards, other than Dividend Equivalent Rights, shall be paid in Shares.
8.2 Grant of Performance-Based Awards. With respect to each Performance-Based Award granted to a Participant, the Committee shall select, within the first 180 days of the beginning of a Performance Cycle, the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including, if applicable, a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Committee may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-Based Awards to different Participants.
8.3 Payment of Performance-Based Awards. Following the completion of a Performance Cycle, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Cycle.
8.4 Maximum Award Payable. The maximum Performance-Based Award payable to any one Participant under the Plan for a Performance Cycle is 100,000 Shares (subject to adjustment as provided in Section 5.3 hereof).
SECTION 9
DIVIDEND EQUIVALENT RIGHTS
9.1 Dividend Equivalent-Rights. A Dividend Equivalent Right may be granted hereunder to any Participant only in tandem with an Award of RSUs or a Performance Based Award (other than an Award of Restricted Stock or Options). The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement which shall provide that such Dividend Equivalent Right shall (i) not be sold, transferred, gifted, pledged, assigned, or otherwise alienated or hypothecated, voluntarily or involuntarily (provided, that if permitted by the Committee, a Participant may designate a beneficiary to receive any proceeds of Dividend Equivalent Rights upon the Participant’s death), and (ii) be settled upon settlement or payment of, or lapse of restrictions on, the Award to which it relates, and such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such Award.
SECTION 10
AMENDMENT, TERMINATION, AND DURATION
10.1 Amendment, Suspension, or Termination. The Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason; provided, however, that if and to the extent required by law or to maintain the Plan’s compliance with the Code, the rules of any national securities exchange (if applicable), or any other applicable law, any such amendment shall be subject to stockholder approval. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.
10.2 Duration of the Plan. The Plan shall become effective in accordance with Section 1.1, and subject to Section 10.1, shall remain in effect until the tenth anniversary of the effective date of the Plan.
SECTION 11
TAX WITHHOLDING
11.1 Withholding Requirements. Prior to the delivery of any Shares pursuant to an Award (or the exercise thereof), the Company shall have the power and the right to deduct or withhold from any amounts due to the Participant from the Company, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state and local taxes (including the Participant’s FICA obligation) required or appropriate to be withheld with respect to such Award (or the exercise or vesting thereof).
11.2 Withholding Arrangements. The Company, pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part, by (a) electing to have the Company withhold otherwise deliverable Shares, or (b) delivering to the Company, Shares then owned by the Participant. The amount of the withholding requirement shall be deemed to include any amount that the Company agrees may be withheld at the time any such election is made, not to exceed the amount determined by using the maximum federal, state and local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the taxes are required to be withheld.
SECTION 12
MISCELLANEOUS
12.1 Deferrals. To the extent consistent with the requirements of section 409A of the Code, the Committee may provide in an Award Agreement or another document that a Participant is permitted or required to defer receipt of the delivery of Shares that would otherwise be due to such Participant under an Award, other than an Option, any such deferral shall be subject to such rules and procedures as shall be determined by the Committee.
12.2 Termination for Cause. If a Participant’s employment or relationship with the Company or a Subsidiary shall be terminated for cause by the Company or such Subsidiary during the Restriction Period or prior to the exercise of any Option (for these purposes, cause shall have the meaning ascribed thereto in any employment agreement or Award Agreement to which such Participant is a party or, in the absence thereof, shall include, but not be limited to, insubordination, dishonesty, incompetence, moral turpitude, the refusal to perform his duties and responsibilities for any reason (other than illness or incapacity) and other misconduct of any kind, as determined by the Committee), then, (i) all Options (whether or not then vested and exercisable) shall immediately terminate and (ii) such Participant’s rights to all Restricted Stock, RSUs, Dividend Equivalent Rights and Performance Share Awards shall be forfeited immediately.
12.3 No Effect on Employment or Service; Types of Service Recognized. Nothing in the Plan, any Award or any Award Agreement, and no action of the Committee, shall confer or be construed to confer on any Participant any right to continue in the employ or service of the Company or any Subsidiary or shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or service at any time, with or without cause. Employment with the Company or any Subsidiary is on an at-will basis only, unless otherwise provided by an applicable employment or service agreement between the Participant and the Company or any Subsidiary, as the case may be. Except as set forth in the following sentence, for purposes of the Plan and any Award, service as an employee, officer, director or consultant shall be recognized; references in the Plan and any Award Agreement to employment shall be construed more broadly to refer to service as an employee, officer, director or consultant. Notwithstanding the preceding sentence, for purposes of Incentive Stock Options, references in the Plan or any Award Agreement to employment shall be construed as referring only to employment, and not to other forms of service.
12.4 Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect merger, consolidation or otherwise, or the purchase of all or substantially all of the business or assets of the Company.
12.5 No Rights as Stockholder. Except to the limited extent provided in Sections 7.6 and 7.7, no Participant (nor any beneficiary thereof) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or the exercise or vesting thereof), unless and until the issuance of such Shares shall have been recorded on the records of the Company or its transfer agents or registrars.
12.6 Uncertificated Shares. Notwithstanding any provision of the Plan to the contrary, the ownership of Shares issued under the Plan may be evidenced in such a manner as the Committee, in its sole discretion, deems appropriate, including by book-entry or direct registration (including transaction advices) or the issuance of one or more share certificates, and to the extent that the Plan, applicable law or the Company’s organizational documents, require or contemplate the imposition of a legend or other notation on one or more certificates evidencing Shares or an Award, the Committee shall have the sole discretion to determine the manner in which such legend or notation is implemented.
12.7 Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, or Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.
12.8 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
12.9 Requirements of Law; Claw-Back Policies. The grant of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required from time to time, and shall be subject to the applicable provisions of any claw-back policy implemented by the Company, whether implemented prior to or after the grant of such Award, including without limitation, any claw-back policy adopted to comply with the requirements of applicable law (including the requirements of a national securities exchange).

12.10 Securities Law Compliance. To the extent any provision of the Plan, Award Agreement or action by the Committee fails to comply with any applicable federal or state securities law, it shall be deemed null and void, to the extent permitted by law and deemed advisable or appropriate by the Committee.
12.11 Real Estate Investment Trust. No Award shall be granted or awarded and, with respect to any Award granted under the Plan, such Award shall not vest, be exercisable or be settled, to the extent that the grant, vesting, exercise or settlement of such Award could cause the Participant or any other person to be in violation of any restrictions on ownership and transfer of the Company’s securities set forth in its articles of incorporation or other governing instrument or organizational documents, as amended, and in effect from time to time, or if, in the discretion of the Committee, the grant, vesting, exercise or settlement of such award could otherwise impair the Company’s status as a real estate investment trust under the Code.
12.12 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Maryland and applicable federal law.
12.13 Captions. Captions are provided herein for convenience of reference only, and shall not serve as a basis for interpretation or construction of the Plan.
12.14 Section 409A of the Code.
(a) General. The Company intends that all Awards be structured to comply with, or be exempt from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Committee may, without a Participant’s consent, amend this Plan or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (i) exempt this Plan or any Award from Section 409A, or (ii) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award’s grant date. The Company makes no representations or warranties as to an Award’s tax treatment under Section 409A or otherwise. The Company will have no obligation under this Section 12.14 or otherwise to avoid the taxes, penalties or interest under Section 409A with respect to any Award and will have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute noncompliant “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A.
(b) Separation from Service. If an Award constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award upon a termination of a Participant’s employment or other service provider relationship will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the termination of the Participant’s employment or other service provider relationship. For purposes of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms means a “separation from service.”
(c) Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award to a “specified employee” (as defined under Section 409A and as the Committee determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made. Furthermore, notwithstanding any contrary provision of the Plan or any Award Agreement, any payment of “nonqualified deferred compensation” under the Plan that may be made in installments shall be treated as a right to receive a series of separate and distinct payments.
12.15. Section 280G of the Code. Notwithstanding any provision of this Plan to the contrary, if any payment or benefit that a Participant would otherwise receive from the Company pursuant to an Award under the Plan or otherwise (a “Payment”) would (a) constitute a “parachute payment” within the meaning of Section 280G of the

Code and (b) but for this paragraph, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment will be equal to the Reduced Amount (as defined below). The “Reduced Amount” will be either (1) the largest portion of the Payment that would result in no portion of the Payment (after reduction) being subject to the Excise Tax or (2) the entire Payment, whichever amount after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate, net of the maximum reduction in federal income taxes which could be obtained from a deduction of such state and local taxes), results in Participant’s receipt, on an after-tax basis, of the greatest amount of the Payment. If a reduction is to be made, the Payment or Payments to which reduction will apply will based on the date as of which the Payment is due, starting with the Payment due latest. In no event will the Company be liable to a Participant for any amounts not paid as a result of the operation of this paragraph (other than for the Company’s obligations to pay the Reduced Amount or the entire Payment, as applicable). The Company makes no representation that any or all of the payments or benefits described in the Plan will be exempt from the Excise Tax, and the Participant shall be responsible for payment of any Excise Tax (if applicable).

0

BRT APARTMENTS CORP.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

June 10, 2026

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Mark H. Lundy and Asher Gaffney, and each of them, as proxies for the undersigned, each with the power to act without the other and with the power to appoint his substitute, and hereby authorizes them to attend the Annual Meeting of Stockholders of BRT Apartments Corp., a Maryland corporation (the "Company"), to be held on June 10, 2026, at 9:00 AM New York City time, and any adjournments or postponements thereof, and to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of such meeting and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

(Continued and to be signed on the reverse side)

1.1 14475

ANNUAL MEETING OF STOCKHOLDERS OF

BRT APARTMENTS CORP.

June 10, 2026

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via equiniti.com/us/ast-access to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Proxy Card and Annual Report to Stockholders are available at www.brtapartments.com/annualmeetingmaterials.pdf

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00000333300303030000 4 061026

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

This Proxy, when properly executed, will be voted in the manner directed by you. If this Proxy is properly executed by you but no direction is made, this Proxy will be voted FOR all nominees named in the accompanying proxy statement and FOR proposals 2, 3 and 4. If any nominee named in this Proxy is unable or unwilling to serve as a director, this Proxy will be voted FOR any other nominee designated by the Board of Directors. You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares of common stock unless you sign, date and return this card.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

The Board of Directors recommends you vote FOR each of the Director Nominees listed below

1. Election of four Class III Directors, as described more fully in the accompanying proxy statement.

NOMINEES:	FOR	AGAINST	ABSTAIN
Carol Cicero	☐	☐	☐
Fredric H. Gould	☐	☐	☐
Gary Hurand	☐	☐	☐
Elie Y. Weiss	☐	☐	☐

The Board of Directors recommends you vote FOR Proposals 2, 3 and 4.

	FOR	AGAINST	ABSTAIN
2. A proposal to approve, by non-binding vote, executive compensation of the Company for the year ended December 31, 2025, as disclosed in the accompanying proxy statement.	☐	☐	☐
3. A proposal to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2026.	☐	☐	☐
4. A proposal to approve the Company's 2026 Incentive Plan.	☐	☐	☐

5. The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Signature of Stockholder ________ Date: ________ Signature of Stockholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy and insert the date. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

BRT APARTMENTS CORP.

June 10, 2026

PROXY VOTING INSTRUCTIONS

INTERNET - Access **www.voteproxy.com** and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **+1-201-299-4446** worldwide from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online or by phone until 11:59 PM Eastern Time the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via equiniti.com/us/ast-access to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Proxy Card and Annual Report to Stockholders are available at www.brtapartments.com/annualmeetingmaterials.pdf

↓ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone, in person or the Internet. ↓

00000333300303030000 4 061026

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

This Proxy, when properly executed, will be voted in the manner directed by you. If this Proxy is properly executed by you but no direction is made, this Proxy will be voted FOR all nominees named in the accompanying proxy statement and FOR proposals 2, 3 and 4. If any nominee named in this Proxy is unable or unwilling to serve as a director, this Proxy will be voted FOR any other nominee designated by the Board of Directors. You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares of common stock unless you sign, date and return this card.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

The Board of Directors recommends you vote FOR each of the Director Nominees listed below

1. Election of four Class III Directors, as described more fully in the accompanying proxy statement.

NOMINEES:	FOR	AGAINST	ABSTAIN
Carol Cicero	☐	☐	☐
Fredric H. Gould	☐	☐	☐
Gary Hurand	☐	☐	☐
Elie Y. Weiss	☐	☐	☐

The Board of Directors recommends you vote FOR Proposals 2, 3 and 4.

	FOR	AGAINST	ABSTAIN
2. A proposal to approve, by non-binding vote, executive compensation of the Company for the year ended December 31, 2025, as disclosed in the accompanying proxy statement.	☐	☐	☐
3. A proposal to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2026.	☐	☐	☐
4. A proposal to approve the Company's 2026 Incentive Plan.	☐	☐	☐

5. The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy and insert the date. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.